CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Medium-Term Notes, Series A	$59,500,000	$2,338.35

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

Pricing Supplement	Filed Pursuant to Rule 424(b)(2)
(To the Prospectus dated August 31, 2007,	Registration No. 333-145845
the Prospectus Supplement dated September 4, 2007 and the Information Supplement dated December 12, 2007)	July 28, 2008

BARCLAYS BANK PLC

Barclays Reverse Convertible NotesSM	All Asset Classes and Structures Under One RoofSM

Terms used in this pricing supplement are described or defined in the prospectus supplement. The reverse convertible notes (the “Notes”) offered will have the terms described in the prospectus supplement and the prospectus, as supplemented by this pricing supplement. THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY.

Each reference asset below is in the form of a linked share and represents a separate Note offering. The purchaser of a Note will acquire a security linked to a single linked share (not a basket or index of linked shares). The following terms relate to each separate Note offering:

•	Issuer: Barclays Bank PLC (Rated AA/Aa1)‡

•	Issue date: July 30, 2008

•	Initial valuation date: July 28, 2008

•	Final valuation date: July 22, 2009

•	Maturity date: July 27, 2009

•	Final price: Closing price of the linked share on the final valuation date.

•	Protection price: The protection level multiplied by the initial price.
•	Interest payment dates: Paid monthly in arrears on the same day of the month as the issue date and calculated on a 30/360 basis, commencing on the month following the issue date.

•	Initial public offering price: 100%

•	Tax allocation of coupon rate:

Deposit income*: 2.85%

Put premium: The coupon rate minus the deposit income.

‡

The Notes are expected to carry the same rating as the Medium-Term Notes Program, Series A, which is rated AA by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc., and will be rated Aa1 by Moody’s Investor Services, Inc. The rating is subject to downward revision, suspension or withdrawal at any time by the assigning rating organization. The rating (1) does not take into account market risk or the performance-related risks of the investment (including, without limitation, the risks associated with the potential negative performance of any reference asset to which the Notes are linked) and (2) is not a recommendation to buy, sell or hold securities.

The following terms relate to the specific Note offering for each respective linked share:

Linked Share	Initial Share Price	Page Number	Ticker Symbol	Principal Amount	Coupon Rate*	Protection Level	Percentage Proceeds to Issuer	Aggregate Proceeds to Issuer	Percentage Discount or Commission	Aggregate Discount or Commission	Note Issuance#	CUSIP/ISIN
Barrick Gold Corporation	$44.20	PS-7	ABX	$1,500,000	10.000%	75.0%	97.500%	$1,462,500	2.500%	$37,500	E-2389	06738QBZ0/ US06738QBZ00
Archer-Daniels-Midland Company	$28.77	PS-9	ADM	$4,000,000	10.750%	75.0%	97.500%	$3,900,000	2.500%	$100,000	E-2390	06738QCA4/ US06738QCA40
Bristol-Myers Squibb Company	$21.91	PS-11	BMY	$4,000,000	9.250%	75.0%	97.500%	$3,900,000	2.500%	$100,000	E-2391	06738QCB2/ US06738QCB23
Peabody Energy Corporation	$66.58	PS-13	BTU	$4,000,000	16.000%	60.0%	97.500%	$3,900,000	2.500%	$100,000	E-2392	06738QCC0/ US06738QCC06
Bucyrus International, Inc.	$70.17	PS-15	BUCY	$1,500,000	14.000%	60.0%	97.500%	$1,462,500	2.500%	$37,500	E-2393	06738QCD8/ US06738QCD88
ConocoPhillips	$82.25	PS-17	COP	$2,000,000	9.150%	70.0%	97.500%	$1,950,000	2.500%	$50,000	E-2394	06738QCE6/ US06738QCE61
CSX Corporation	$61.82	PS-19	CSX	$2,000,000	11.500%	70.0%	97.500%	$1,950,000	2.500%	$50,000	E-2395	06738QCF3/ US06738QCF37
Chevron Corporation	$82.49	PS-21	CVX	$1,000,000	9.000%	80.0%	97.500%	$975,000	2.500%	$25,000	E-2396	06738QCG1/ US06738QCG10
Deere & Company	$69.71	PS-23	DE	$4,000,000	10.300%	70.0%	97.500%	$3,900,000	2.500%	$100,000	E-2397	06738QCH9/ US06738QCH92
Diamond Offshore Drilling, Inc.	$117.78	PS-25	DO	$2,000,000	10.100%	60.0%	97.500%	$1,950,000	2.500%	$50,000	E-2398	06738QCJ5/ US06738QCJ58
The Dow Chemical Company	$32.26	PS-27	DOW	$2,000,000	10.000%	80.0%	97.500%	$1,950,000	2.500%	$50,000	E-2399	06738QCK2/ US06738QCK22
Elan Corporation, plc	$31.90	PS-29	ELN	$2,000,000	14.000%	60.0%	97.500%	$1,950,000	2.500%	$50,000	E-2400	06738QCL0/ US06738QCL05
First Solar, Inc.	$266.90	PS-31	FSLR	$5,000,000	20.000%	60.0%	97.500%	$4,875,000	2.500%	$125,000	E-2401	06738QCM8/ US06738QCM87
Garmin Ltd.	$45.96	PS-33	GRMN	$4,000,000	14.500%	60.0%	97.500%	$3,900,000	2.500%	$100,000	E-2402	06738QCN6/ US06738QCN60
Hess Corporation	$94.99	PS-35	HES	$1,500,000	13.500%	60.0%	97.500%	$1,462,500	2.500%	$37,500	E-2403	06738QCP1/ US06738QCP19
Lowe’s Companies, Inc.	$19.64	PS-37	LOW	$2,000,000	11.000%	70.0%	97.500%	$1,950,000	2.500%	$50,000	E-2404	06738QCQ9/ US06738QCQ91
The Mosaic Company	$122.66	PS-39	MOS	$2,500,000	16.500%	60.0%	97.500%	$2,437,500	2.500%	$62,500	E-2405	06738QCR7/ US06738QCR74
Merck & Co., Inc.	$32.06	PS-41	MRK	$3,500,000	10.000%	80.0%	97.500%	$3,412,500	2.500%	$87,500	E-2406	06738QCS5/ US06738QCS57
Marathon Oil Corporation	$42.36	PS-43	MRO	$1,000,000	12.000%	70.0%	97.500%	$975,000	2.500%	$25,000	E-2407	06738R6X9/ US06738R6X90
Potash Corporation of Saskatchewan Inc.	$198.65	PS-45	POT	$1,000,000	16.250%	70.0%	97.500%	$975,000	2.500%	$25,000	E-2408	06738R6Y7/ US06738R6Y73
Sprint Nextel Corporation	$8.46	PS-47	S	$2,000,000	13.000%	60.0%	97.500%	$1,950,000	2.500%	$50,000	E-2410	06738R7A8/ US06738R7A88
The Charles Schwab Corporation	$21.37	PS-49	SCHW	$2,500,000	11.250%	75.0%	97.500%	$2,437,500	2.500%	$62,500	E-2411	06738R7B6/ US06738R7B61
Superior Energy Services, Inc.	$48.25	PS-51	SPN	$1,000,000	10.750%	70.0%	97.500%	$975,000	2.500%	$25,000	E-2412	06738R7C4/ US06738R7C45
Suntech Power Holdings Co., Ltd.	$32.71	PS-53	STP	$3,500,000	20.000%	60.0%	97.500%	$3,412,500	2.500%	$87,500	E-2413	06738R7D2/ US06738R7D28

*	Annualized Rate

See “Risk Factors” in this pricing supplement and beginning on page S-3 of the prospectus supplement for a description of risks relating to an investment in the Notes.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

We may use this pricing supplement in the initial sale of Notes. In addition, Barclays Capital Inc. or another of our affiliates may use this pricing supplement in market resale transactions in any Notes after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this pricing supplement is being used in a market resale transaction.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

GENERAL TERMS FOR EACH NOTES OFFERING

This pricing supplement relates to separate Note offerings, each linked to a different linked share. The purchaser of a Note will acquire a security linked to a single linked share (not to a basket or index of linked shares) identified on the cover page. Although each Note offering relates only to the individual linked share identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to any of those linked shares or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus, prospectus supplement and the information supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes. The prospectus, prospectus supplement and the information supplement may be accessed on the SEC website at www.sec.gov as follows:

Prospectus supplement dated September 4, 2007 and prospectus dated August  31, 2007:

http://www.sec.gov/Archives/edgar/data/312070/000119312507194615/d424b3.htm

Information Supplement dated December  12, 2007:

http://www.sec.gov/Archives/edgar/data/312070/000119312507263911/d424b3.htm

PROGRAM CREDIT RATING

The Notes are issued under the Medium-Term Notes Program, Series A (the “Program”). The Notes are expected to carry the rating of the Program, which is rated AA by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc. (“S&P”), and Aa1 by Moody’s Investor Services, Inc. (“Moody’s”). An AA rating from S&P generally indicates that the issuer’s capacity to meet its financial commitment on the obligations arising from the Program is very strong. An Aa1 rating by Moody’s indicates that the Program is currently judged by Moody’s to be an obligation of high quality and is subject to very low credit risk. The credit rating is a statement of opinion and not a statement of fact and is subject to downward revisions, suspension or withdrawal at any time by the assigning rating agency. The rating (1) does not take into account market risk or the performance-related risks of the investment (including, without limitation, the risks associated with the potential negative performance of any reference asset to which the Notes are linked) and (2) is not a recommendation to buy, sell or hold securities.

RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-3 of the prospectus supplement as the following highlights some, but not all, of the risk considerations relevant to investing in the Notes. In particular we urge you to read the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Notes”;

•

“Risk Factors—Additional Risks Relating to Notes with Reference Assets That Are Equity Securities or Shares or Other Interests in Exchange-Traded Funds, That Contain Equity Securities or Shares or Other Interests in Exchange-Traded Funds or That Are Based in Part on Equity Securities or Shares or Other Interests in Exchange-Traded Funds”;

•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Fully Principal Protected or Are Contingently Protected”; and

•	“Risk Factors—Additional Risks Relating to Notes with a Barrier Percentage or a Barrier Level”.

Suitability of Notes for Investment—You should reach a decision to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this pricing supplement, the information supplement, the prospectus supplement and the prospectus. Neither the Issuer nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

No Principal Protection—The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest.

Return Limited to Coupon—Your return is limited to the coupon payments. You will not participate in any appreciation in the value of the linked share.

No Secondary Market—Upon issuance, the Notes will not have an established trading market.

Market Disruption Events and Adjustments—The calculation agent may adjust any variable described in this pricing supplement, including but not limited to the final valuation date, the initial price, the final price, the protection level, the protection price, the physical delivery amount and any combination thereof as described in the following sections of the accompanying prospectus supplement.

•

For a description of what constitutes a market disruption event and the consequences thereof, see “Reference Assets—Equity Securities—Market Disruption Events Relating to Notes with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Market Disruption Events for Notes with the Reference Asset Comprised of Shares or Other Interests in an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds; and

•

For a description of further adjustments that may affect the linked share, see “Reference Assets—Equity Securities—Share Adjustments Relating to Notes with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Adjustments Relating to Notes with the Reference Asset Comprised of an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds.

Taxes—We intend to treat each Note as a put option written by you in respect of the reference asset and a deposit with us of cash in an amount equal to the principal amount of the Note to secure your potential obligation under the put option. Pursuant to the terms of the Notes, you agree to treat the Notes in accordance with this characterization for all U.S. federal income tax purposes. However, because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. See “Certain U.S. Federal Income Tax Considerations” below.

SUMMARY

Principal Payment at Maturity

A $1,000 investment in the Notes will pay $1,000 at maturity unless: (a) the final price of the linked shares is lower than the initial price of the linked shares; and (b) between the initial valuation date and the final valuation date, inclusive, the closing price of the linked shares on any day is below the protection price.

If the conditions described in (a) and (b) are both true, at maturity you will receive, at our election, instead of the full principal amount of your Notes, either (i) the physical delivery amount (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price), or (ii) a cash amount equal to the principal amount you invested reduced by the percentage decrease in the price of the linked shares.

If you receive shares of the linked shares in lieu of the principal amount of your Notes at maturity, the value of your investment will approximately equal the market value of the shares of the linked shares you receive, which could be substantially less than the value of your original investment. You may lose some or all of your principal if you invest in the Notes.

Interest

The Notes will bear interest, if any, from the issue date specified on the front cover at the coupon rate specified on the front cover of this pricing supplement. The interest paid, if any, will include interest accrued from the issue date or the prior interest payment date, as the case may be, to, but excluding, the relevant interest payment date or repayment date. No interest will accrue and be payable on your Notes after the maturity date specified on the front cover if such maturity date is extended or if the final valuation date is extended. A “business day” is any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which the principal securities market for the linked share or banking institutions in New York City, generally, are authorized or obligated by law, regulation or executive order to close. See generally “Interest Mechanics” in the prospectus supplement.

Physical Delivery Amount

The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your Notes by the initial price of the linked shares. The physical delivery amount, the initial price of the linked shares and other amounts may change due to stock splits or other corporate actions. See “Reference Assets—Equity Securities—Share Adjustments Relating to Notes with an Equity Security as the Reference Asset” in the accompanying prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. The following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of Notes.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. Under one reasonable approach, each Note should be treated as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at maturity for an amount equal to the Deposit (as defined below), plus any accrued and unpaid interest, acquisition discount and/or original issue discount on the Deposit, or (2) “cash settle” the Put Option (i.e., require you to pay to us at maturity the difference between the Deposit (plus any accrued and unpaid interest, acquisition discount, and/or original issue discount on the Deposit) and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the “issue price” or purchase price of your Note (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the Notes consistent with this approach. However, other reasonable approaches are possible. Pursuant to the terms of the Notes, you agree to treat the Notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. Because the term of the Notes is less than one year, we intend to treat the Deposits as “short-term debt instruments” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Short-Term Obligations” in the accompanying prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations. However, because under certain circumstances, the Notes may be outstanding for more than one year, it is possible that the Deposit may not be treated as short-term obligations. In that event, the U.S. federal income tax treatment of the Deposit would be described under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Payments of Interest” in the accompanying prospectus supplement.

On the cover page we have determined the yield on the Deposit and the Put Premium, as described in the section of the accompanying prospectus supplement called “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Deposits and Put Options”. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the Notes, the timing and character of income on the Notes might differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this pricing supplement.

LINKED SHARE ISSUER AND LINKED SHARE INFORMATION

We urge you to read the following sections in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Reference Asset Investment Company and Reference Asset Information” with respect to linked shares that are exchange-traded funds. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act”, and the Investment Company Act of 1940, as amended, which is commonly referred to as the “’40 Act”, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act or the ’40 Act by a company issuing a linked share can be located by reference to the relevant linked share SEC file number specified below.

The summary information below regarding the companies issuing the linked shares comes from the issuers’ respective SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuers of the linked shares with the SEC. You are urged to refer to the SEC filings made by the relevant issuer and to other publicly available information (such as the issuer’s annual report) to obtain an understanding of the issuer’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Description of Hypothetical Examples

Each linked share described below contains a Table of Hypothetical Values at Maturity, based on the assumptions outlined for each linked share, which demonstrates the return that you would have earned from (i) an investment in the Notes compared to (ii) a direct investment in the linked shares, based on certain percentage changes between the initial price and final price of the linked shares (prior to the deduction of any applicable brokerage fees or charges).

In each Table of Hypothetical Values at Maturity some amounts are rounded and actual returns may be different. The following is a general description of how the hypothetical values in each table were determined.

On the final valuation date, the final price of the linked shares is determined.

If the final price of the linked shares is at or above its initial price, you will receive a payment at maturity of $1,000, regardless of whether the protection price was ever reached or breached during the term of the Notes.

If the final price of the linked shares is below its initial price but the closing price of the linked shares never fell below the protection price during the term of the Notes, you will receive a payment at maturity of $1,000.

If the final price of the linked shares is below its initial price and the closing price of the linked shares fell below the protection price during the term of the Notes, you will receive, at our election, either (a) a number of shares equal to the physical delivery amount, plus a cash amount equal to the fractional shares multiplied by the final price or (b) the cash amount equal to the principal amount that you invested reduced by the percentage decrease in the price of the linked shares.

In any case, you would also have received the applicable interest payments during the term of the Notes. Since the reinvestment rate for each coupon payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes exceeds the dividend yield on the linked shares, the total return on the Notes would be higher relative to the total return of an investment in the linked shares.

If you had invested directly in the linked shares for the same period, you would have received total cash payments representing the number of shares of the linked shares you could have purchased with your $1,000 investment on the initial valuation date (assuming you could invest in fractional shares) multiplied by the final price of the linked shares. In addition, investors will realize a payment in respect of dividends which will equal the dividend yield multiplied by the $1,000 investment. Investors should realize that for purposes of these calculations the dividend yield is calculated as of the initial date and is held constant regardless of the final level of the linked shares.

Since the reinvestment rate for any dividend payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon rate on the Notes was less than the dividend yield on the linked shares, the total return on the Notes would be lower relative to the total return of an investment in the linked shares.

In each instance, the percentage gain or loss from an investment in the Notes and a direct investment in the linked shares is set forth below in the Table of Hypothetical Values at Maturity.

Barrick Gold Corporation

According to publicly available information, Barrick Gold Corporation (the “Company”) is a gold mining company. The Company is governed by the Business Corporations Act (Ontario) resulting from the amalgamation, effective July 14, 1984 under the laws of the Province of Ontario, of Camflo Mines Limited, Bob-Clare Investments Limited and the former Barrick Resources Corporation.

The Company entered the gold mining business in 1983 and has operating mines or projects in Canada, the United States, Dominican Republic, Australia, Papua New Guinea, Peru, Chile, Argentina, Pakistan, Russia, South Africa and Tanzania. The Company’s principal products and sources of earnings are gold and copper.

Through a combination of acquisitions and its exploration program, the Company has a project pipeline consisting of ten projects at varying stages of development. The successful development of the Company’s projects is expected to have a significant impact the Company’s future operations. Reflecting higher activity at its Reko Diq, Kabanga, Sedibelo, Cerro Casale and Kainantu projects, the Company expects its 2008 project and development expenses to increase from 2007.

In 2006, with its acquisition of Placer Dome, the Company produced 8.64 million ounces of gold and 367 million pounds of copper. Prior to 2006, the Company did not produce a significant amount of copper. In 2007, the Company’s production was 8.06 million ounces of gold and 402 million pounds of copper, with total cash costs of $350 per ounce and $0.83 per pound, respectively. The processing of lower average ore grades and higher waste stripping contributed to the decrease in 2007 gold production from 2006.

The Company’s head and registered office is located at Brookfield Place, TD Canada Trust Tower, 161 Bay Street, Suite 3700, Toronto, Ontario, M5J 2S1.

The linked share’s SEC file number is 001-9059.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$19.61	$13.46	$15.55
December 31, 2002	$16.74	$13.82	$15.41
March 31, 2003	$17.43	$14.11	$15.56
June 30, 2003	$18.97	$14.61	$17.90
September 30, 2003	$21.13	$16.67	$18.83
December 31, 2003	$23.15	$18.35	$22.71
March 31, 2004	$23.89	$19.15	$23.78
June 30, 2004	$24.15	$18.07	$19.75
September 30, 2004	$21.15	$18.14	$21.04
December 31, 2004	$25.52	$20.17	$24.22
March 31, 2005	$26.32	$21.27	$23.96
June 30, 2005	$25.90	$21.09	$25.03
September 30, 2005	$29.95	$23.35	$29.05
December 30, 2005	$29.12	$24.58	$27.87
March 31, 2006	$32.14	$25.13	$27.24
June 30, 2006	$35.93	$26.70	$29.60
September 29, 2006	$34.47	$27.61	$30.72
December 29, 2006	$31.63	$27.64	$30.70
March 30, 2007	$32.56	$26.94	$28.55
June 29, 2007	$31.48	$27.71	$29.07
September 30, 2007	$41.13	$28.94	$40.28
December 31, 2007	$47.71	$37.05	$42.05
March 31, 2008	$54.74	$41.54	$43.45
June 30, 2008	$46.20	$37.00	$45.50
July 28, 2008*	$52.47	$42.57	$44.20

*	High, low and closing prices are for the period starting July 1, 2008 and ending July 28, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ABX

Initial price: $44.20

Protection level: 75.00%

Protection price: $33.15

Physical delivery amount: 22 ($1,000/Initial price)

Fractional shares: 0.624434

Coupon: 10.00% per annum

Maturity: July 27, 2009

Dividend yield: 0.79% per annum

Coupon amount per monthly: $8.33

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.00%		100.79%
+ 90%	10.00%		90.79%
+ 80%	10.00%		80.79%
+ 70%	10.00%		70.79%
+ 60%	10.00%		60.79%
+ 50%	10.00%		50.79%
+ 40%	10.00%		40.79%
+ 30%	10.00%		30.79%
+ 20%	10.00%		20.79%
+ 10%	10.00%		10.79%
+ 5%	10.00%		5.79%

0%	10.00%		0.79%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.00%	5.00%	-4.21%
- 10%	10.00%	0.00%	-9.21%
- 20%	10.00%	-10.00%	-19.21%
- 30%	N/A	-20.00%	-29.21%
- 40%	N/A	-30.00%	-39.21%
- 50%	N/A	-40.00%	-49.21%
- 60%	N/A	-50.00%	-59.21%
- 70%	N/A	-60.00%	-69.21%
- 80%	N/A	-70.00%	-79.21%
- 90%	N/A	-80.00%	-89.21%
- 100%	N/A	-90.00%	-99.21%

Archer-Daniels-Midland Company

According to publicly available information, Archer-Daniels-Midland Company (the “Company”) is a world leader in BioEnergy and is principally engaged in procuring, transporting, storing, processing and merchandising agricultural commodities and products. The Company’s operations are classified into three main business segments: Oilseeds Processing, Corn Processing and Agricultural Services. Oilseeds Processing involves processing oilseeds such as soybeans, cottonseed, sunflower seeds, canola, peanuts and flaxseed into vegetable oils and meals principally for the food and feed industries. The Company’s remaining operations are aggregated and classified as Other.

The Company is engaged in processing oilseeds such as soybeans, cottonseed, sunflower seeds, canola, peanuts, and flaxseed into vegetable oils and meals principally for the food and feed industries. Corn Processing involves wet milling and dry milling corn operations. Products produced for use in the food and beverage industry include syrup, starch, glucose, dextrose, and sweeteners. The Agricultural Services segment utilizes the Company’s grain elevator and transportation network to buy, store, clean and transport agricultural commodities and resells these commodities primarily as feed ingredients and as raw materials for the agricultural processing industry.

The Company was incorporated in Delaware in 1923, successor to the Daniels Linseed Co. founded in 1902. The number of persons employed by the Company was approximately 27,300 at June 30, 2007.

The linked share’s SEC file number is 1-44.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$12.89	$10.00	$12.51
December 31, 2002	$14.45	$11.95	$12.40
March 31, 2003	$12.83	$10.50	$10.80
June 30, 2003	$13.17	$10.68	$12.87
September 30, 2003	$14.14	$11.95	$13.11
December 31, 2003	$15.24	$13.11	$15.22
March 31, 2004	$17.83	$14.90	$16.87
June 30, 2004	$17.95	$16.05	$16.78
September 30, 2004	$17.00	$14.95	$16.98
December 31, 2004	$22.55	$16.72	$22.31
March 31, 2005	$25.37	$21.35	$24.58
June 30, 2005	$25.30	$17.60	$21.38
September 30, 2005	$24.75	$20.44	$24.66
December 30, 2005	$25.55	$23.24	$24.66
March 31, 2006	$35.50	$24.05	$33.65
June 30, 2006	$46.70	$34.60	$41.28
September 29, 2006	$45.04	$36.50	$37.88
December 29, 2006	$40.00	$31.20	$31.96
March 30, 2007	$37.83	$30.46	$36.70
June 29, 2007	$39.65	$32.06	$33.09
September 30, 2007	$37.02	$31.29	$33.08
December 31, 2007	$47.33	$32.43	$46.43
March 31, 2008	$47.18	$38.25	$41.16
June 30, 2008	$48.95	$31.65	$33.75
July 28, 2008*	$33.75	$27.14	$28.77

*	High, low and closing prices are for the period starting July 1, 2008 and ending July 28, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ADM

Initial price: $28.77

Protection level: 75.00%

Protection price: $21.58

Physical delivery amount: 34 ($1,000/Initial price)

Fractional shares: 0.758429

Coupon: 10.75% per annum

Maturity: July 27, 2009

Dividend yield: 1.70% per annum

Coupon amount per monthly: $8.96

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.75%		101.70%
+ 90%	10.75%		91.70%
+ 80%	10.75%		81.70%
+ 70%	10.75%		71.70%
+ 60%	10.75%		61.70%
+ 50%	10.75%		51.70%
+ 40%	10.75%		41.70%
+ 30%	10.75%		31.70%
+ 20%	10.75%		21.70%
+ 10%	10.75%		11.70%
+ 5%	10.75%		6.70%

0%	10.75%		1.70%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.75%	5.75%	-3.30%
- 10%	10.75%	0.75%	-8.30%
- 20%	10.75%	-9.25%	-18.30%
- 30%	N/A	-19.25%	-28.30%
- 40%	N/A	-29.25%	-38.30%
- 50%	N/A	-39.25%	-48.30%
- 60%	N/A	-49.25%	-58.30%
- 70%	N/A	-59.25%	-68.30%
- 80%	N/A	-69.25%	-78.30%
- 90%	N/A	-79.25%	-88.30%
- 100%	N/A	-89.25%	-98.30%

Bristol-Myers Squibb Company

According to publicly available information, Bristol-Myers Squibb Company (the “Company”) was incorporated under the laws of the State of Delaware in August 1933 under the name Bristol-Myers Company, as successor to a New York business started in 1887. In 1989, Bristol-Myers Company changed its name to Bristol-Myers Squibb Company as a result of a merger. The Company, through its divisions and subsidiaries, is engaged in the discovery, development, licensing, manufacturing, marketing, distribution and sale of pharmaceuticals and other healthcare related products.

The Company has three reportable segments—Pharmaceuticals, Nutritionals and ConvaTec (previously a component of the Other Health Care operating segment). The Pharmaceuticals segment is made up of the global pharmaceutical and international consumer medicines business. The other two segments – Nutritionals and ConvaTec – comprise the Company’s Health Care Group. The Nutritionals segment consists of Mead Johnson Nutritionals (Mead Johnson), primarily an infant formula and children’s nutritionals business. The ConvaTec segment consists of the ostomy, wound and skin care business.

The linked share’s SEC file number is 1-1136.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$26.50	$19.50	$23.80
December 31, 2002	$28.25	$20.74	$23.15
March 31, 2003	$26.00	$21.00	$21.13
June 30, 2003	$29.20	$21.30	$27.15
September 30, 2003	$27.67	$25.00	$25.66
December 31, 2003	$28.85	$24.22	$28.60
March 31, 2004	$31.00	$23.72	$24.23
June 30, 2004	$26.42	$23.95	$24.50
September 30, 2004	$24.72	$22.22	$23.67
December 31, 2004	$25.88	$22.85	$25.62
March 31, 2005	$25.67	$23.25	$25.46
June 30, 2005	$26.59	$24.83	$24.98
September 30, 2005	$25.47	$23.80	$24.06
December 30, 2005	$24.17	$20.70	$22.98
March 31, 2006	$25.94	$21.21	$24.61
June 30, 2006	$25.97	$23.76	$25.86
September 29, 2006	$26.14	$20.08	$24.92
December 29, 2006	$26.41	$23.93	$26.32
March 30, 2007	$29.39	$25.74	$27.76
June 29, 2007	$32.25	$27.35	$31.56
September 30, 2007	$32.35	$26.38	$28.82
December 31, 2007	$30.23	$26.52	$26.52
March 31, 2008	$27.36	$20.11	$21.30
June 30, 2008	$23.49	$19.43	$20.53
July 28, 2008*	$22.92	$20.29	$21.91

*	High, low and closing prices are for the period starting July 1, 2008 and ending July 28, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BMY

Initial price: $21.91

Protection level: 75.00%

Protection price: $16.43

Physical delivery amount: 45 ($1,000/Initial price)

Fractional shares: 0.641260

Coupon: 9.25% per annum

Maturity: July 27, 2009

Dividend yield: 5.52% per annum

Coupon amount per monthly: $7.71

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.25%		105.52%
+ 90%	9.25%		95.52%
+ 80%	9.25%		85.52%
+ 70%	9.25%		75.52%
+ 60%	9.25%		65.52%
+ 50%	9.25%		55.52%
+ 40%	9.25%		45.52%
+ 30%	9.25%		35.52%
+ 20%	9.25%		25.52%
+ 10%	9.25%		15.52%
+ 5%	9.25%		10.52%

0%	9.25%		5.52%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.25%	4.25%	0.52%
- 10%	9.25%	-0.75%	-4.48%
- 20%	9.25%	-10.75%	-14.48%
- 30%	N/A	-20.75%	-24.48%
- 40%	N/A	-30.75%	-34.48%
- 50%	N/A	-40.75%	-44.48%
- 60%	N/A	-50.75%	-54.48%
- 70%	N/A	-60.75%	-64.48%
- 80%	N/A	-70.75%	-74.48%
- 90%	N/A	-80.75%	-84.48%
- 100%	N/A	-90.75%	-94.48%

Peabody Energy Corporation

According to publicly available information, Peabody Energy Corporation (the “Company”) is the largest private-sector coal company in the world. At December 31, 2007, it sold 237.8 million tons of coal. During this period, the Company sold coal to over 340 electricity generating and industrial plants in 19 countries. The Company’s coal products fuel approximately 10% of all U.S. electricity generation and 2% of worldwide electricity generation. At December 31, 2007, the Company had 9.3 billion tons of proven and probable coal reserves. The Company owns majority interests in 31 coal mining operations located in the U.S and Australia. Additionally, the Company owns a minority interest in one Venezuelan operating mine through a joint venture arrangement. It shipped 192.3 million tons from its 20 U.S. mining operations and 21.4 million tons from its 11 Australia operations in 2007. The Company also shipped 84% of its U.S. mining operations’ coal sales volume from the western United States during the year ended December 31, 2007 and the remaining 16% from the eastern United States. Most of the Company’s production in the western United States is low-sulfur coal from the Powder River Basin.

The linked share’s SEC file number is 001-16463.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$6.61	$4.10	$5.97
December 31, 2002	$6.85	$5.30	$6.84
March 31, 2003	$6.93	$5.74	$6.53
June 30, 2003	$8.22	$6.25	$7.86
September 30, 2003	$7.87	$6.70	$7.34
December 31, 2003	$10.06	$7.34	$9.76
March 31, 2004	$11.84	$8.52	$10.89
June 30, 2004	$13.11	$9.77	$13.10
September 30, 2004	$14.14	$11.88	$13.93
December 31, 2004	$20.32	$12.64	$18.94
March 31, 2005	$23.83	$17.20	$21.70
June 30, 2005	$26.43	$18.42	$24.36
September 30, 2005	$40.26	$24.35	$39.49
December 30, 2005	$40.70	$33.10	$38.58
March 31, 2006	$49.15	$38.61	$47.20
June 30, 2006	$71.43	$43.83	$52.20
September 29, 2006	$56.00	$30.85	$34.43
December 29, 2006	$45.49	$31.88	$37.83
March 30, 2007	$41.76	$33.89	$37.67
June 29, 2007	$52.20	$37.41	$45.30
September 30, 2007	$47.74	$35.97	$44.82
December 31, 2007	$62.55	$44.49	$61.64
March 31, 2008	$63.96	$42.05	$51.00
June 30, 2008	$88.69	$49.38	$88.05
July 28, 2008*	$88.26	$60.58	$66.58

*	High, low and closing prices are for the period starting July 1, 2008 and ending July 28, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BTU

Initial price: $66.58

Protection level: 60.00%

Protection price: $39.95

Physical delivery amount: 15 ($1,000/Initial price)

Fractional shares: 0.019525

Coupon: 16.00% per annum

Maturity: July 27, 2009

Dividend yield: 0.36% per annum

Coupon amount per monthly: $13.33

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	16.00%		100.36%
+ 90%	16.00%		90.36%
+ 80%	16.00%		80.36%
+ 70%	16.00%		70.36%
+ 60%	16.00%		60.36%
+ 50%	16.00%		50.36%
+ 40%	16.00%		40.36%
+ 30%	16.00%		30.36%
+ 20%	16.00%		20.36%
+ 10%	16.00%		10.36%
+ 5%	16.00%		5.36%

0%	16.00%		0.36%

	Protection Price Ever Breached?
	NO	YES
- 5%	16.00%	11.00%	-4.64%
- 10%	16.00%	6.00%	-9.64%
- 20%	16.00%	-4.00%	-19.64%
- 30%	16.00%	-14.00%	-29.64%
- 40%	16.00%	-24.00%	-39.64%
- 50%	N/A	-34.00%	-49.64%
- 60%	N/A	-44.00%	-59.64%
- 70%	N/A	-54.00%	-69.64%
- 80%	N/A	-64.00%	-79.64%
- 90%	N/A	-74.00%	-89.64%
- 100%	N/A	-84.00%	-99.64%

Bucyrus International, Inc.

According to publicly available information, Bucyrus International, Inc. (the “Company”) is a leading designer and manufacturer of high productivity mining equipment for the extraction of coal, copper, oil sands, iron ore and other minerals in major mining centers throughout the world. In addition to the manufacture of original equipment, the Company also provides the aftermarket replacement parts and service for this equipment. As a result of the Company’s acquisition of DBT GmbH (“DBT”), it operates in two business segments: surface mining and underground mining. As of January 1, 2008 all of the Company’s products and services are marketed under a single name: Bucyrus. The Company has manufacturing facilities in Australia, China, Germany, Poland and the United States and service and sales centers in Australia, Brazil, Canada, Chile, China, England, India, Mexico, Peru, Russia, South Africa and the United States.

The Company was incorporated in Delaware in 1927 as the successor to a business that began producing excavation machines in 1880.

The linked share’s SEC file number is 000-50858.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	N.A.	N.A.	N.A.
December 31, 2002	N.A.	N.A.	N.A.
March 31, 2003	N.A.	N.A.	N.A.
June 30, 2003	N.A.	N.A.	N.A.
September 30, 2003	N.A.	N.A.	N.A.
December 31, 2003	N.A.	N.A.	N.A.
March 31, 2004	N.A.	N.A.	N.A.
June 30, 2004	N.A.	N.A.	N.A.
September 30, 2004	$11.82	$6.72	$11.20
December 31, 2004	$14.09	$8.97	$13.55
March 31, 2005	$15.58	$11.56	$13.02
June 30, 2005	$13.25	$10.53	$12.66
September 30, 2005	$16.49	$11.64	$16.38
December 30, 2005	$18.08	$12.74	$17.57
March 31, 2006	$24.70	$17.30	$24.10
June 30, 2006	$30.36	$18.87	$25.25
September 29, 2006	$26.71	$19.28	$21.21
December 29, 2006	$26.06	$19.94	$25.88
March 30, 2007	$29.22	$22.32	$25.75
June 29, 2007	$36.43	$25.20	$35.39
September 30, 2007	$39.88	$28.42	$36.47
December 31, 2007	$52.18	$35.22	$49.70
March 31, 2008	$57.00	$33.66	$50.83
June 30, 2008	$79.50	$49.37	$73.02
July 28, 2008*	$75.75	$58.32	$70.17

*	High, low and closing prices are for the period starting July 1, 2008 and ending July 28, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BUCY

Initial price: $70.17

Protection level: 60.00%

Protection price: $42.10

Physical delivery amount: 14 ($1,000/Initial price)

Fractional shares: 0.251104

Coupon: 14.00% per annum

Maturity: July 27, 2009

Dividend yield: 0.14% per annum

Coupon amount per monthly: $11.67

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	14.00%		100.14%
+ 90%	14.00%		90.14%
+ 80%	14.00%		80.14%
+ 70%	14.00%		70.14%
+ 60%	14.00%		60.14%
+ 50%	14.00%		50.14%
+ 40%	14.00%		40.14%
+ 30%	14.00%		30.14%
+ 20%	14.00%		20.14%
+ 10%	14.00%		10.14%
+ 5%	14.00%		5.14%

0%	14.00%		0.14%

	Protection Price Ever Breached?
	NO	YES
- 5%	14.00%	9.00%	-4.86%
- 10%	14.00%	4.00%	-9.86%
- 20%	14.00%	-6.00%	-19.86%
- 30%	14.00%	-16.00%	-29.86%
- 40%	14.00%	-26.00%	-39.86%
- 50%	N/A	-36.00%	-49.86%
- 60%	N/A	-46.00%	-59.86%
- 70%	N/A	-56.00%	-69.86%
- 80%	N/A	-66.00%	-79.86%
- 90%	N/A	-76.00%	-89.86%
- 100%	N/A	-86.00%	-99.86%

ConocoPhillips

According to publicly available information, ConocoPhillips (the “Company”) is an international, integrated energy company. The Company’s business is organized into six operating segments: (1) Exploration and Production, which primarily explores for, produces, transports and markets crude oil, natural gas, and natural gas liquids on a worldwide basis; (2) Midstream, which gathers, processes and markets natural gas produced by the Company and others, and fractionates and markets natural gas liquids, primarily in the United States and Trinidad; (3) Refining and Marketing, which purchases, refines, markets and transports crude oil and petroleum products, mainly in the United States, Europe and Asia; (4) LUKOIL Investment, which consists of the Company’s equity investment in the ordinary shares of OAO LUKOIL (LUKOIL), an international, integrated oil and gas company headquartered in Russia; (5) Chemicals, which manufactures and markets petrochemicals and plastics on a worldwide basis; and (6) Emerging Businesses, which includes the Company’s investment in new technologies or businesses outside the Company’s normal scope of operations.

The linked share’s SEC file number is 001-32395.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$29.61	$22.38	$23.12
December 31, 2002	$25.38	$22.03	$24.20
March 31, 2003	$26.93	$22.57	$26.80
June 30, 2003	$27.98	$24.84	$27.40
September 30, 2003	$28.58	$25.72	$27.38
December 31, 2003	$33.02	$27.37	$32.79
March 31, 2004	$35.75	$32.15	$34.91
June 30, 2004	$39.50	$34.29	$38.15
September 30, 2004	$41.68	$35.64	$41.43
December 31, 2004	$45.61	$40.75	$43.42
March 31, 2005	$56.99	$41.40	$53.92
June 30, 2005	$61.35	$47.55	$57.49
September 30, 2005	$71.48	$58.05	$69.91
December 30, 2005	$70.60	$57.06	$58.18
March 31, 2006	$66.24	$58.01	$63.15
June 30, 2006	$72.50	$57.66	$65.53
September 29, 2006	$70.75	$56.55	$59.53
December 29, 2006	$74.89	$54.90	$71.95
March 30, 2007	$71.20	$61.59	$68.35
June 29, 2007	$81.40	$66.63	$78.50
September 30, 2007	$90.84	$73.83	$87.77
December 31, 2007	$89.89	$74.18	$88.30
March 31, 2008	$89.71	$67.85	$76.21
June 30, 2008	$95.96	$75.54	$94.39
July 28, 2008*	$94.65	$81.29	$82.25

*	High, low and closing prices are for the period starting July 1, 2008 and ending July 28, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: COP

Initial price: $82.25

Protection level: 70.00%

Protection price: $57.58

Physical delivery amount: 12 ($1,000/Initial price)

Fractional shares: 0.158055

Coupon: 9.15% per annum

Maturity: July 27, 2009

Dividend yield: 1.64% per annum

Coupon amount per monthly: $7.63

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.15%		101.64%
+ 90%	9.15%		91.64%
+ 80%	9.15%		81.64%
+ 70%	9.15%		71.64%
+ 60%	9.15%		61.64%
+ 50%	9.15%		51.64%
+ 40%	9.15%		41.64%
+ 30%	9.15%		31.64%
+ 20%	9.15%		21.64%
+ 10%	9.15%		11.64%
+ 5%	9.15%		6.64%

0%	9.15%		1.64%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.15%	4.15%	-3.36%
- 10%	9.15%	-0.85%	-8.36%
- 20%	9.15%	-10.85%	-18.36%
- 30%	9.15%	-20.85%	-28.36%
- 40%	N/A	-30.85%	-38.36%
- 50%	N/A	-40.85%	-48.36%
- 60%	N/A	-50.85%	-58.36%
- 70%	N/A	-60.85%	-68.36%
- 80%	N/A	-70.85%	-78.36%
- 90%	N/A	-80.85%	-88.36%
- 100%	N/A	-90.85%	-98.36%

CSX Corporation

According to publicly available information, CSX Corporation (the “Company”) is one of the nation’s leading transportation companies. Based in Jacksonville, Florida, Surface Transportation, which includes the Company’s rail and intermodal businesses, provides rail-based transportation services including traditional rail service and the transport of intermodal containers and trailers.

The Company’s principal operating company, CSX Transportation Inc., provides a crucial link to the transportation supply chain through its approximately 21,000 route mile rail network, which serves every major population center in 23 states east of the Mississippi River, the District of Columbia, and the Canadian provinces of Ontario and Quebec. It serves 70 ocean, river and lake ports along the Atlantic and Gulf Coasts, the Mississippi River, the Great Lakes and the St. Lawrence Seaway. CSXT also serves thousands of production and distribution facilities through track connections to more than 230 short-line and regional railroads.

The linked share’s SEC file number is: 1-8022.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$18.39	$12.88	$13.19
December 31, 2002	$15.06	$12.55	$14.16
March 31, 2003	$15.43	$12.75	$14.26
June 30, 2003	$16.58	$14.10	$15.05
September 30, 2003	$16.50	$14.46	$14.63
December 31, 2003	$18.15	$14.54	$17.97
March 31, 2004	$18.13	$14.40	$15.15
June 30, 2004	$16.61	$14.64	$16.39
September 30, 2004	$17.14	$14.98	$16.60
December 31, 2004	$20.23	$16.55	$20.04
March 31, 2005	$21.76	$18.45	$20.83
June 30, 2005	$22.05	$19.01	$21.33
September 30, 2005	$23.45	$21.24	$23.24
December 30, 2005	$25.80	$21.35	$25.39
March 31, 2006	$30.20	$24.29	$29.90
June 30, 2006	$37.33	$30.06	$35.22
September 29, 2006	$35.58	$28.60	$32.83
December 29, 2006	$38.28	$32.51	$34.43
March 30, 2007	$42.53	$33.50	$40.05
June 29, 2007	$47.38	$39.36	$45.08
September 30, 2007	$51.88	$38.09	$42.73
December 31, 2007	$46.49	$40.17	$43.98
March 31, 2008	$58.10	$39.87	$56.07
June 30, 2008	$70.69	$55.04	$62.81
July 28, 2008*	$66.56	$55.76	$61.82

*	High, low and closing prices are for the period starting July 1, 2008 and ending July 28, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CSX

Initial price: $61.82

Protection level: 70.00%

Protection price: $43.27

Physical delivery amount: 16 ($1,000/Initial price)

Fractional shares: 0.175995

Coupon: 11.50% per annum

Maturity: July 27, 2009

Dividend yield: 1.02% per annum

Coupon amount per monthly: $9.58

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	11.50%		101.02%
+ 90%	11.50%		91.02%
+ 80%	11.50%		81.02%
+ 70%	11.50%		71.02%
+ 60%	11.50%		61.02%
+ 50%	11.50%		51.02%
+ 40%	11.50%		41.02%
+ 30%	11.50%		31.02%
+ 20%	11.50%		21.02%
+ 10%	11.50%		11.02%
+ 5%	11.50%		6.02%

0%	11.50%		1.02%

	Protection Price Ever Breached?
	NO	YES
- 5%	11.50%	6.50%	-3.98%
- 10%	11.50%	1.50%	-8.98%
- 20%	11.50%	-8.50%	-18.98%
- 30%	11.50%	-18.50%	-28.98%
- 40%	N/A	-28.50%	-38.98%
- 50%	N/A	-38.50%	-48.98%
- 60%	N/A	-48.50%	-58.98%
- 70%	N/A	-58.50%	-68.98%
- 80%	N/A	-68.50%	-78.98%
- 90%	N/A	-78.50%	-88.98%
- 100%	N/A	-88.50%	-98.98%

Chevron Corporation

According to publicly available information, Chevron Corporation (the “Company”), a Delaware corporation, manages its investments in subsidiaries and affiliates and provides administrative, financial, management and technology support to U.S. and foreign subsidiaries that engage in fully integrated petroleum operations, chemicals operations, mining operations of coal and other minerals, power generation and energy services. The Company conducts business activities in the United States and abroad. Exploration and production (upstream) operations consist of exploring for, developing and producing crude oil and natural gas and also marketing natural gas. Refining, marketing and transportation (downstream) operations relate to refining crude oil into finished petroleum products; marketing crude oil and the many products derived from petroleum; and transporting crude oil, natural gas and petroleum products by pipeline, marine vessel, motor equipment and rail car. Chemical operations include the manufacture and marketing of commodity petrochemicals, plastics for industrial uses, and fuel and lubricant oil additives.

As of December 31, 2007, the Company had nearly 65,000 employees (including about 6,000 service station employees). Approximately 31,000, or 48 percent, of the company’s employees were employed in U.S. operations.

The linked share’s SEC file number is 1-368-2.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$44.47	$32.83	$34.63
December 31, 2002	$37.72	$32.71	$33.24
March 31, 2003	$35.20	$30.67	$32.33
June 30, 2003	$38.12	$31.10	$36.10
September 30, 2003	$37.28	$35.03	$35.73
December 31, 2003	$43.50	$35.63	$43.20
March 31, 2004	$45.71	$42.00	$43.89
June 30, 2004	$47.50	$43.95	$47.06
September 30, 2004	$54.49	$46.21	$53.64
December 31, 2004	$56.07	$50.99	$52.51
March 31, 2005	$63.15	$50.48	$58.31
June 30, 2005	$59.48	$49.85	$55.92
September 30, 2005	$65.98	$56.12	$64.73
December 30, 2005	$65.49	$54.82	$56.77
March 31, 2006	$62.72	$53.78	$57.97
June 30, 2006	$63.65	$55.41	$62.06
September 29, 2006	$68.46	$60.72	$64.86
December 29, 2006	$76.20	$62.23	$73.53
March 30, 2007	$74.98	$65.00	$73.96
June 29, 2007	$85.19	$74.06	$84.24
September 30, 2007	$95.50	$78.25	$93.58
December 31, 2007	$95.20	$81.92	$93.33
March 31, 2008	$95.21	$76.41	$85.36
June 30, 2008	$104.62	$84.60	$99.13
July 28, 2008*	$100.00	$81.53	$82.49

*	High, low and closing prices are for the period starting July 1, 2008 and ending July 28, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CVX

Initial price: $82.49

Protection level: 80.00%

Protection price: $65.99

Physical delivery amount: 12 ($1,000/Initial price)

Fractional shares: 0.122682

Coupon: 9.00% per annum

Maturity: July 27, 2009

Dividend yield: 2.90% per annum

Coupon amount per monthly: $7.50

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.00%		102.90%
+ 90%	9.00%		92.90%
+ 80%	9.00%		82.90%
+ 70%	9.00%		72.90%
+ 60%	9.00%		62.90%
+ 50%	9.00%		52.90%
+ 40%	9.00%		42.90%
+ 30%	9.00%		32.90%
+ 20%	9.00%		22.90%
+ 10%	9.00%		12.90%
+ 5%	9.00%		7.90%

0%	9.00%		2.90%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	-2.10%
- 10%	9.00%	-1.00%	-7.10%
- 20%	9.00%	-11.00%	-17.10%
- 30%	N/A	-21.00%	-27.10%
- 40%	N/A	-31.00%	-37.10%
- 50%	N/A	-41.00%	-47.10%
- 60%	N/A	-51.00%	-57.10%
- 70%	N/A	-61.00%	-67.10%
- 80%	N/A	-71.00%	-77.10%
- 90%	N/A	-81.00%	-87.10%
- 100%	N/A	-91.00%	-97.10%

Deere & Company

According to publicly available information, Deere & Company (the “Company”) has operations which are categorized into four major business segments. The agricultural equipment segment manufactures and distributes a full line of farm equipment and related service parts—including tractors; combine, cotton and sugarcane harvesters; tillage, seeding and soil preparation machinery; sprayers; hay and forage equipment; integrated agricultural management systems technology; and precision agricultural irrigation equipment. The commercial and consumer equipment segment manufactures and distributes equipment, products and service parts for commercial and residential uses—including tractors for lawn, garden, commercial and utility purposes; mowing equipment, including walk-behind mowers; golf course equipment; utility vehicles; landscape nursery products; irrigation equipment; and other outdoor power products. The construction and forestry segment manufactures, distributes to dealers and sells at retail a broad range of machines and service parts used in construction, earthmoving, material handling and timber harvesting—including backhoe loaders; crawler dozers and loaders; four-wheel-drive loaders; excavators; motor graders; articulated dump trucks; landscape loaders; skid-steer loaders; and log skidders, feller bunchers, log loaders, log forwarders, log harvesters and related attachments. The products and services produced by the segments above are marketed primarily through independent retail dealer networks and major retail outlets. The credit segment primarily finances sales and leases by John Deere dealers of new and used agricultural, commercial and consumer, and construction and forestry equipment. In addition, it provides wholesale financing to dealers of the foregoing equipment, provides operating loans, finances retail revolving charge accounts, offers certain crop risk mitigation products and invests in wind energy generation.

The linked share’s SEC file number is 1-1421.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$24.59	$18.75	$22.73
December 31, 2002	$25.80	$20.86	$22.93
March 31, 2003	$23.80	$18.78	$19.63
June 30, 2003	$24.35	$19.41	$22.85
September 30, 2003	$29.28	$22.12	$26.66
December 31, 2003	$33.71	$27.06	$32.53
March 31, 2004	$34.98	$30.00	$34.66
June 30, 2004	$37.47	$31.00	$35.07
September 30, 2004	$35.00	$28.61	$32.28
December 31, 2004	$37.37	$28.38	$37.20
March 31, 2005	$37.13	$32.60	$33.57
June 30, 2005	$34.70	$29.35	$32.75
September 30, 2005	$36.99	$29.93	$30.60
December 30, 2005	$35.50	$28.50	$34.06
March 31, 2006	$40.00	$33.81	$39.53
June 30, 2006	$45.99	$38.21	$41.75
September 29, 2006	$42.49	$33.48	$41.96
December 29, 2006	$50.59	$41.51	$47.54
March 30, 2007	$58.24	$45.12	$54.32
June 29, 2007	$62.82	$51.59	$60.37
September 30, 2007	$74.95	$56.96	$74.21
December 31, 2007	$93.72	$70.18	$93.12
March 31, 2008	$94.71	$71.65	$80.44
June 30, 2008	$94.88	$70.18	$72.13
July 28, 2008*	$73.84	$63.51	$69.71

*	High, low and closing prices are for the period starting July 1, 2008 and ending July 28, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: DE

Initial price: $69.71

Protection level: 70.00%

Protection price: $48.80

Physical delivery amount: 14 ($1,000/Initial price)

Fractional shares: 0.345144

Coupon: 10.30% per annum

Maturity: July 27, 2009

Dividend yield: 1.48% per annum

Coupon amount per monthly: $8.58

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.30%		101.48%
+ 90%	10.30%		91.48%
+ 80%	10.30%		81.48%
+ 70%	10.30%		71.48%
+ 60%	10.30%		61.48%
+ 50%	10.30%		51.48%
+ 40%	10.30%		41.48%
+ 30%	10.30%		31.48%
+ 20%	10.30%		21.48%
+ 10%	10.30%		11.48%
+ 5%	10.30%		6.48%

0%	10.30%		1.48%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.30%	5.30%	-3.52%
- 10%	10.30%	0.30%	-8.52%
- 20%	10.30%	-9.70%	-18.52%
- 30%	10.30%	-19.70%	-28.52%
- 40%	N/A	-29.70%	-38.52%
- 50%	N/A	-39.70%	-48.52%
- 60%	N/A	-49.70%	-58.52%
- 70%	N/A	-59.70%	-68.52%
- 80%	N/A	-69.70%	-78.52%
- 90%	N/A	-79.70%	-88.52%
- 100%	N/A	-89.70%	-98.52%

Diamond Offshore Drilling, Inc.

According to publicly available information, Diamond Offshore Drilling, Inc. (the “Company”), is a global offshore oil and gas drilling contractor with a current fleet of 44 offshore rigs consisting of 30 semisubmersibles, 13 jack-ups and one drillship. In addition, the Company has two jack-up drilling rigs, the Ocean Scepter and the Ocean Shield, under construction at shipyards in Brownsville, Texas and Singapore, respectively. The Company expects delivery of both of these rigs during the second quarter of 2008. The Company was incorporated in Delaware in 1989.

The linked share’s SEC file number is 001-13926.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$28.95	$18.70	$19.95
December 31, 2002	$23.70	$17.30	$21.85
March 31, 2003	$23.00	$19.25	$19.41
June 30, 2003	$23.80	$18.30	$20.99
September 30, 2003	$21.67	$18.31	$19.10
December 31, 2003	$20.91	$17.06	$20.51
March 31, 2004	$26.85	$20.00	$24.19
June 30, 2004	$24.84	$21.20	$23.83
September 30, 2004	$33.05	$22.67	$32.99
December 31, 2004	$40.47	$31.38	$40.05
March 31, 2005	$52.41	$37.91	$49.90
June 30, 2005	$57.40	$39.67	$53.43
September 30, 2005	$62.55	$51.35	$61.25
December 30, 2005	$71.97	$50.64	$69.56
March 31, 2006	$91.26	$70.05	$89.50
June 30, 2006	$97.90	$72.19	$83.93
September 29, 2006	$86.10	$66.63	$72.37
December 29, 2006	$85.02	$62.26	$79.94
March 30, 2007	$87.90	$73.50	$80.95
June 29, 2007	$107.29	$80.63	$101.56
September 30, 2007	$115.75	$86.06	$113.29
December 31, 2007	$149.30	$103.36	$142.00
March 31, 2008	$142.37	$102.93	$116.40
June 30, 2008	$147.69	$113.30	$139.14
July 28, 2008*	$143.25	$112.89	$117.78

*	High, low and closing prices are for the period starting July 1, 2008 and ending July 28, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: DO

Initial price: $117.78

Protection level: 60.00%

Protection price: $70.67

Physical delivery amount: 8 ($1,000/Initial price)

Fractional shares: 0.490406

Coupon: 10.10% per annum

Maturity: July 27, 2009

Dividend yield: 3.61% per annum

Coupon amount per monthly: $8.42

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.10%		103.61%
+ 90%	10.10%		93.61%
+ 80%	10.10%		83.61%
+ 70%	10.10%		73.61%
+ 60%	10.10%		63.61%
+ 50%	10.10%		53.61%
+ 40%	10.10%		43.61%
+ 30%	10.10%		33.61%
+ 20%	10.10%		23.61%
+ 10%	10.10%		13.61%
+ 5%	10.10%		8.61%

0%	10.10%		3.61%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.10%	5.10%	-1.39%
- 10%	10.10%	0.10%	-6.39%
- 20%	10.10%	-9.90%	-16.39%
- 30%	10.10%	-19.90%	-26.39%
- 40%	10.10%	-29.90%	-36.39%
- 50%	N/A	-39.90%	-46.39%
- 60%	N/A	-49.90%	-56.39%
- 70%	N/A	-59.90%	-66.39%
- 80%	N/A	-69.90%	-76.39%
- 90%	N/A	-79.90%	-86.39%
- 100%	N/A	-89.90%	-96.39%

The Dow Chemical Company

According to publicly available information, The Dow Chemical Company (the “Company”) was incorporated in 1947 under Delaware law and is the successor to a Michigan corporation, of the same name, organized in 1897. The Company is engaged in the manufacture and sale of chemicals, plastic materials, agricultural and other specialized products and services. The Company is a diversified chemical company that offers a broad range of innovative chemical, plastic and agricultural products and services to customers in approximately 160 countries. In 2006, the Company had annual sales of $53.5 billion and employed approximately 45,900 people worldwide. The Company has 150 manufacturing sites in 35 countries and produces approximately 3,100 products.

The linked share’s SEC file number is 001-03433.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$34.73	$24.80	$27.31
December 31, 2002	$32.20	$24.10	$29.70
March 31, 2003	$31.30	$24.83	$27.61
June 30, 2003	$32.95	$27.20	$30.96
September 30, 2003	$35.89	$30.26	$32.54
December 31, 2003	$42.00	$32.56	$41.57
March 31, 2004	$44.21	$37.49	$40.28
June 30, 2004	$42.45	$36.36	$40.70
September 30, 2004	$45.40	$37.95	$45.18
December 31, 2004	$51.34	$41.82	$49.51
March 31, 2005	$56.75	$47.60	$49.85
June 30, 2005	$50.49	$42.95	$44.53
September 30, 2005	$49.36	$40.20	$41.67
December 30, 2005	$47.21	$40.55	$43.82
March 31, 2006	$45.15	$40.26	$40.60
June 30, 2006	$43.10	$37.01	$39.03
September 29, 2006	$39.97	$33.00	$38.98
December 29, 2006	$41.55	$38.13	$39.94
March 30, 2007	$47.26	$39.02	$45.86
June 29, 2007	$47.60	$43.71	$44.22
September 30, 2007	$47.96	$38.89	$43.06
December 31, 2007	$47.39	$39.20	$39.42
March 31, 2008	$40.00	$33.01	$36.85
June 30, 2008	$42.90	$34.64	$34.91
July 28, 2008*	$35.32	$30.84	$32.26

*	High, low and closing prices are for the period starting July 1, 2008 and ending July 28, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: DOW

Initial price: $32.26

Protection level: 80.00%

Protection price: $25.81

Physical delivery amount: 30 ($1,000/Initial price)

Fractional shares: 0.998140

Coupon: 10.00% per annum

Maturity: July 27, 2009

Dividend yield: 5.21% per annum

Coupon amount per monthly: $8.33

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.00%		105.21%
+ 90%	10.00%		95.21%
+ 80%	10.00%		85.21%
+ 70%	10.00%		75.21%
+ 60%	10.00%		65.21%
+ 50%	10.00%		55.21%
+ 40%	10.00%		45.21%
+ 30%	10.00%		35.21%
+ 20%	10.00%		25.21%
+ 10%	10.00%		15.21%
+ 5%	10.00%		10.21%

0%	10.00%		5.21%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.00%	5.00%	0.21%
- 10%	10.00%	0.00%	-4.79%
- 20%	10.00%	-10.00%	-14.79%
- 30%	N/A	-20.00%	-24.79%
- 40%	N/A	-30.00%	-34.79%
- 50%	N/A	-40.00%	-44.79%
- 60%	N/A	-50.00%	-54.79%
- 70%	N/A	-60.00%	-64.79%
- 80%	N/A	-70.00%	-74.79%
- 90%	N/A	-80.00%	-84.79%
- 100%	N/A	-90.00%	-94.79%

Elan Corporation, plc

According to publicly available information, Elan Corporation, plc (the “Company”) an Irish public limited company, is a neuroscience-based biotechnology company headquartered in Dublin, Ireland. The Company was incorporated as a private limited company in Ireland in December 1969 and became a public limited company in January 1984.

The Company’s operations are organized into two business units: Biopharmaceuticals and EDT. Biopharmaceuticals engages in research, development and commercial activities in the following areas Alzheimer’s disease, Parkinson’s disease, multiple sclerosis, Crohn’s disease and severe chronic pain.

EDT is a specialty pharmaceutical business unit of Elan. EDT focuses on product development, scale-up and manufacturing to address drug optimization challenges of the pharmaceutical industry.

The Company’s principal executive offices are located at Treasury Building, Lower Grand Canal Street, Dublin 2, Ireland and the telephone number is 353-1-709-4000.

The linked share’s SEC file number is 001-13896.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$5.65	$1.32	$1.93
December 31, 2002	$3.09	$1.04	$2.46
March 31, 2003	$4.95	$2.25	$2.79
June 30, 2003	$9.00	$2.70	$5.64
September 30, 2003	$6.46	$4.05	$5.29
December 31, 2003	$7.06	$4.73	$6.89
March 31, 2004	$21.00	$6.89	$20.62
June 30, 2004	$25.50	$19.16	$24.74
September 30, 2004	$25.90	$16.45	$23.40
December 31, 2004	$30.45	$20.52	$27.25
March 31, 2005	$29.44	$3.00	$3.24
June 30, 2005	$8.40	$3.31	$6.82
September 30, 2005	$9.48	$6.72	$8.86
December 30, 2005	$14.47	$7.62	$13.93
March 31, 2006	$16.83	$11.88	$14.44
June 30, 2006	$19.35	$14.06	$16.70
September 29, 2006	$16.85	$13.16	$15.38
December 29, 2006	$16.14	$13.81	$14.75
March 30, 2007	$15.10	$11.70	$13.29
June 29, 2007	$22.40	$13.31	$21.93
September 30, 2007	$22.88	$16.38	$21.04
December 31, 2007	$24.90	$20.92	$21.98
March 31, 2008	$26.87	$17.82	$20.86
June 30, 2008	$36.00	$20.53	$35.55
July 28, 2008*	$37.44	$31.25	$31.90

*	High, low and closing prices are for the period starting July 1, 2008 and ending July 28, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ELN

Initial price: $31.90

Protection level: 60.00%

Protection price: $19.14

Physical delivery amount: 31 ($1,000/Initial price)

Fractional shares: 0.347962

Coupon: 14.00% per annum

Maturity: July 27, 2009

Dividend yield: 0.00% per annum

Coupon amount per monthly: $11.67

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	14.00%		100.00%
+ 90%	14.00%		90.00%
+ 80%	14.00%		80.00%
+ 70%	14.00%		70.00%
+ 60%	14.00%		60.00%
+ 50%	14.00%		50.00%
+ 40%	14.00%		40.00%
+ 30%	14.00%		30.00%
+ 20%	14.00%		20.00%
+ 10%	14.00%		10.00%
+ 5%	14.00%		5.00%

0%	14.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	14.00%	9.00%	-5.00%
- 10%	14.00%	4.00%	-10.00%
- 20%	14.00%	-6.00%	-20.00%
- 30%	14.00%	-16.00%	-30.00%
- 40%	14.00%	-26.00%	-40.00%
- 50%	N/A	-36.00%	-50.00%
- 60%	N/A	-46.00%	-60.00%
- 70%	N/A	-56.00%	-70.00%
- 80%	N/A	-66.00%	-80.00%
- 90%	N/A	-76.00%	-90.00%
- 100%	N/A	-86.00%	-100.00%

First Solar, Inc.

According to publicly available information, First Solar, Inc. (the “Company”) designs and manufactures solar modules using a proprietary thin film semiconductor technology. The Company manufactures its solar modules on high-throughput production lines and performs all manufacturing steps in an automated, proprietary, continuous process.

The Company is expanding its manufacturing capacity with the construction of four plants — each with four production lines — at its Malaysian manufacturing center. In August 2006, the Company expanded its Ohio plant from one to three production lines. In April 2007, the Company started initial production at a four line manufacturing plant in Germany, which reached full capacity in the third quarter of 2007. Also in April 2007, the Company began construction of plant one of its Malaysian manufacturing center. In the third and fourth quarters of 2007, the Company began construction of plants two and three, respectively; and in the first quarter of 2008, it began construction of plant four. The Company expects plant one to reach its full capacity in the second half of 2008; plant two to reach its full capacity in the first half of 2009; and plants three and four to reach full capacity in the second half of 2009. After plant four of its Malaysian manufacturing center reaches its full capacity, the Company will have 23 production lines and an annual global manufacturing capacity of approximately 1012MW based on the fourth quarter of 2007 average run rate at its existing plants. On November 30, 2007, the Company completed the acquisition of Turner Renewable Energy, LLC, a privately held company which designed and deployed commercial solar projects for utilities in the United States.

The Company’s customers develop, own and operate solar power plants or sell turnkey solar power plants to end-users that include owners of land, owners of agricultural buildings, owners of commercial warehouses, offices and industrial buildings, public agencies, municipal government authorities, utility companies, and financial investors that desire to own large scale solar power plant projects.

The linked share’s SEC file number is: 001-33156.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	N.A.	N.A.	N.A.
December 31, 2002	N.A.	N.A.	N.A.
March 31, 2003	N.A.	N.A.	N.A.
June 30, 2003	N.A.	N.A.	N.A.
September 30, 2003	N.A.	N.A.	N.A.
December 31, 2003	N.A.	N.A.	N.A.
March 31, 2004	N.A.	N.A.	N.A.
June 30, 2004	N.A.	N.A.	N.A.
September 30, 2004	N.A.	N.A.	N.A.
December 31, 2004	N.A.	N.A.	N.A.
March 31, 2005	N.A.	N.A.	N.A.
June 30, 2005	N.A.	N.A.	N.A.
September 30, 2005	N.A.	N.A.	N.A.
December 30, 2005	N.A.	N.A.	N.A.
March 31, 2006	N.A.	N.A.	N.A.
June 30, 2006	N.A.	N.A.	N.A.
September 29, 2006	N.A.	N.A.	N.A.
December 29, 2006	$30.00	$23.59	$29.80
March 30, 2007	$59.88	$27.54	$52.01
June 29, 2007	$91.10	$52.10	$89.29
September 30, 2007	$123.21	$74.77	$117.74
December 31, 2007	$283.00	$119.95	$267.14
March 31, 2008	$272.47	$143.34	$231.14
June 30, 2008	$317.00	$232.20	$272.82
July 28, 2008*	$293.21	$234.01	$266.90

*	High, low and closing prices are for the period starting July 1, 2008 and ending July 28, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: FSLR

Initial price: $266.90

Protection level: 60.00%

Protection price: $160.14

Physical delivery amount: 3 ($1,000/Initial price)

Fractional shares: 0.746722

Coupon: 20.00% per annum

Maturity: July 27, 2009

Dividend yield: 0.00% per annum

Coupon amount per monthly: $16.67

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	20.00%		100.00%
+ 90%	20.00%		90.00%
+ 80%	20.00%		80.00%
+ 70%	20.00%		70.00%
+ 60%	20.00%		60.00%
+ 50%	20.00%		50.00%
+ 40%	20.00%		40.00%
+ 30%	20.00%		30.00%
+ 20%	20.00%		20.00%
+ 10%	20.00%		10.00%
+ 5%	20.00%		5.00%

0%	20.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	20.00%	15.00%	-5.00%
- 10%	20.00%	10.00%	-10.00%
- 20%	20.00%	0.00%	-20.00%
- 30%	20.00%	-10.00%	-30.00%
- 40%	20.00%	-20.00%	-40.00%
- 50%	N/A	-30.00%	-50.00%
- 60%	N/A	-40.00%	-60.00%
- 70%	N/A	-50.00%	-70.00%
- 80%	N/A	-60.00%	-80.00%
- 90%	N/A	-70.00%	-90.00%
- 100%	N/A	-80.00%	-100.00%

Garmin Ltd.

According to publicly available information, Garmin Ltd. (the “Company”) is a leading, worldwide provider of navigation, communications and information devices, most of which are enabled by Global Positioning System (“GPS”) technology. The Company designs, develops, manufactures and markets a diverse family of hand-held, portable and fixed-mount GPS-enabled products and other navigation, communications and information products for the automotive/mobile, outdoor/fitness, marine, and general aviation markets.

Since the inception of its business, the Company has delivered over 19 million products, which includes the delivery of over 5.4 million products during 2006. The Company’s target markets are currently broken down into four main segments - automotive/mobile, outdoor/fitness, marine and aviation.

The linked share’s SEC file number is: 0-31983.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$11.07	$9.03	$9.28
December 31, 2002	$15.17	$8.85	$14.65
March 31, 2003	$18.60	$13.68	$17.90
June 30, 2003	$25.85	$17.44	$19.94
September 30, 2003	$23.75	$17.85	$20.94
December 31, 2003	$28.92	$20.49	$27.24
March 31, 2004	$29.73	$19.86	$21.36
June 30, 2004	$22.00	$14.04	$18.52
September 30, 2004	$21.96	$15.76	$21.63
December 31, 2004	$31.04	$21.55	$30.42
March 31, 2005	$30.72	$21.77	$23.16
June 30, 2005	$23.63	$19.53	$21.38
September 30, 2005	$34.04	$21.50	$33.92
December 30, 2005	$35.34	$27.00	$33.18
March 31, 2006	$42.39	$29.75	$39.72
June 30, 2006	$54.75	$39.97	$52.72
September 29, 2006	$54.10	$41.20	$48.78
December 29, 2006	$56.89	$44.53	$55.66
March 30, 2007	$59.30	$48.46	$54.15
June 29, 2007	$75.23	$52.18	$73.97
September 30, 2007	$122.76	$73.58	$119.40
December 31, 2007	$125.68	$80.94	$97.00
March 31, 2008	$95.58	$52.76	$54.01
June 30, 2008	$56.94	$39.75	$42.84
July 28, 2008*	$49.89	$41.70	$45.96

*	High, low and closing prices are for the period starting July 1, 2008 and ending July 28, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GRMN

Initial price: $45.96

Protection level: 60.00%

Protection price: $27.58

Physical delivery amount: 21 ($1,000/Initial price)

Fractional shares: 0.758050

Coupon: 14.50% per annum

Maturity: July 27, 2009

Dividend yield: 1.63% per annum

Coupon amount per monthly: $12.08

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	14.50%		101.63%
+ 90%	14.50%		91.63%
+ 80%	14.50%		81.63%
+ 70%	14.50%		71.63%
+ 60%	14.50%		61.63%
+ 50%	14.50%		51.63%
+ 40%	14.50%		41.63%
+ 30%	14.50%		31.63%
+ 20%	14.50%		21.63%
+ 10%	14.50%		11.63%
+ 5%	14.50%		6.63%

0%	14.50%		1.63%

	Protection Price Ever Breached?
	NO	YES
- 5%	14.50%	9.50%	-3.37%
- 10%	14.50%	4.50%	-8.37%
- 20%	14.50%	-5.50%	-18.37%
- 30%	14.50%	-15.50%	-28.37%
- 40%	14.50%	-25.50%	-38.37%
- 50%	N/A	-35.50%	-48.37%
- 60%	N/A	-45.50%	-58.37%
- 70%	N/A	-55.50%	-68.37%
- 80%	N/A	-65.50%	-78.37%
- 90%	N/A	-75.50%	-88.37%
- 100%	N/A	-85.50%	-98.37%

Hess Corporation

According to publicly available information, Hess Corporation (the “Company) (formerly Amerada Hess Corporation), is a Delaware corporation, incorporated in 1920. On May 3, 2006, Amerada Hess Corporation changed its name to Hess Corporation. The Company and its subsidiaries (collectively referred to as the “Corporation”) is a global integrated energy company that operates in two segments, Exploration and Production (E&P) and Marketing and Refining (M&R). The E&P segment explores for, develops, produces, purchases, transports and sells crude oil and natural gas. These exploration and production activities take place in the United States, United Kingdom, Norway, Brazil, Denmark, Equatorial Guinea, Algeria, Australia, Malaysia, Thailand, Russia, Gabon, , Ghana, Azerbaijan, Indonesia, Libya, Egypt, and other countries. The M&R segment manufactures, purchases, transports, trades and markets refined petroleum products, natural gas and electricity. The Corporation owns 50% of a refinery joint venture in the United States Virgin Islands, and another refining facility, terminals and retail gasoline stations, most of which include convenience stores, located on the East Coast of the United States.

The linked share’s SEC file number is: 1-1204.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$27.67	$20.45	$22.63
December 31, 2002	$23.83	$16.47	$18.35
March 31, 2003	$19.07	$13.71	$14.75
June 30, 2003	$17.17	$14.50	$16.39
September 30, 2003	$16.97	$15.01	$16.70
December 31, 2003	$18.42	$15.36	$17.72
March 31, 2004	$22.49	$17.75	$21.76
June 30, 2004	$26.50	$20.68	$26.40
September 30, 2004	$29.91	$25.27	$29.67
December 31, 2004	$31.30	$25.38	$27.46
March 31, 2005	$34.65	$25.94	$32.07
June 30, 2005	$37.37	$28.75	$35.50
September 30, 2005	$47.42	$35.72	$45.83
December 30, 2005	$46.33	$36.97	$42.27
March 31, 2006	$52.00	$42.83	$47.47
June 30, 2006	$53.46	$43.23	$52.85
September 29, 2006	$56.35	$39.18	$41.42
December 29, 2006	$52.70	$37.62	$49.57
March 30, 2007	$58.00	$46.45	$55.47
June 29, 2007	$61.48	$54.55	$58.96
September 30, 2007	$69.04	$53.12	$66.53
December 31, 2007	$105.85	$63.58	$100.86
March 31, 2008	$101.64	$76.67	$88.18
June 30, 2008	$137.00	$88.22	$126.19
July 28, 2008*	$129.00	$87.50	$94.99

*	High, low and closing prices are for the period starting July 1, 2008 and ending July 28, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: HES

Initial price: $94.99

Protection level: 60.00%

Protection price: $56.99

Physical delivery amount: 10 ($1,000/Initial price)

Fractional shares: 0.527424

Coupon: 13.50% per annum

Maturity: July 27, 2009

Dividend yield: 0.42% per annum

Coupon amount per monthly: $11.25

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	13.50%		100.42%
+ 90%	13.50%		90.42%
+ 80%	13.50%		80.42%
+ 70%	13.50%		70.42%
+ 60%	13.50%		60.42%
+ 50%	13.50%		50.42%
+ 40%	13.50%		40.42%
+ 30%	13.50%		30.42%
+ 20%	13.50%		20.42%
+ 10%	13.50%		10.42%
+ 5%	13.50%		5.42%

0%	13.50%		0.42%

	Protection Price Ever Breached?
	NO	YES
- 5%	13.50%	8.50%	-4.58%
- 10%	13.50%	3.50%	-9.58%
- 20%	13.50%	-6.50%	-19.58%
- 30%	13.50%	-16.50%	-29.58%
- 40%	13.50%	-26.50%	-39.58%
- 50%	N/A	-36.50%	-49.58%
- 60%	N/A	-46.50%	-59.58%
- 70%	N/A	-56.50%	-69.58%
- 80%	N/A	-66.50%	-79.58%
- 90%	N/A	-76.50%	-89.58%
- 100%	N/A	-86.50%	-99.58%

Lowe’s Companies, Inc.

According to publicly available information, Lowe’s Companies, Inc. (the “Company”) and its subsidiaries, is a Fortune 50 company and the world’s second largest home improvement retailer, with specific emphasis on retail do-it-yourself customers and do-it-for-me customers who utilize its installation services, and Commercial Business Customers. The Company offers a complete line of products and services for home decorating, maintenance, repair, remodeling, and property maintenance. As of February 1, 2008, the Company operated 1,534 stores in 50 states, with 174 million square feet of retail selling space.

The linked share’s SEC file number is: 1-7898.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$23.22	$16.25	$20.70
December 31, 2002	$22.41	$18.25	$18.75
March 31, 2003	$21.34	$16.70	$20.41
June 30, 2003	$23.22	$19.15	$21.48
September 30, 2003	$27.95	$20.91	$25.95
December 31, 2003	$30.21	$26.00	$27.70
March 31, 2004	$29.33	$25.38	$28.07
June 30, 2004	$28.13	$24.06	$26.28
September 30, 2004	$27.50	$22.95	$27.18
December 31, 2004	$30.27	$26.95	$28.80
March 31, 2005	$29.99	$27.54	$28.55
June 30, 2005	$30.00	$25.36	$29.11
September 30, 2005	$34.46	$28.62	$32.20
December 30, 2005	$34.85	$28.92	$33.33
March 31, 2006	$34.82	$30.60	$32.22
June 30, 2006	$33.48	$29.58	$30.34
September 29, 2006	$30.85	$26.15	$28.06
December 29, 2006	$31.98	$27.85	$31.15
March 30, 2007	$35.74	$29.87	$31.49
June 29, 2007	$33.19	$30.35	$30.69
September 30, 2007	$32.53	$25.98	$28.02
December 31, 2007	$29.98	$21.76	$22.62
March 31, 2008	$26.87	$19.94	$22.94
June 30, 2008	$27.18	$20.52	$20.75
July 28, 2008*	$21.81	$18.00	$19.64

*	High, low and closing prices are for the period starting July 1, 2008 and ending July 28, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: LOW

Initial price: $19.64

Protection level: 70.00%

Protection price: $13.75

Physical delivery amount: 50 ($1,000/Initial price)

Fractional shares: 0.916497

Coupon: 11.00% per annum

Maturity: July 27, 2009

Dividend yield: 1.65% per annum

Coupon amount per monthly: $9.17

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	11.00%		101.65%
+ 90%	11.00%		91.65%
+ 80%	11.00%		81.65%
+ 70%	11.00%		71.65%
+ 60%	11.00%		61.65%
+ 50%	11.00%		51.65%
+ 40%	11.00%		41.65%
+ 30%	11.00%		31.65%
+ 20%	11.00%		21.65%
+ 10%	11.00%		11.65%
+ 5%	11.00%		6.65%

0%	11.00%		1.65%

	Protection Price Ever Breached?
	NO	YES
- 5%	11.00%	6.00%	-3.35%
- 10%	11.00%	1.00%	-8.35%
- 20%	11.00%	-9.00%	-18.35%
- 30%	11.00%	-19.00%	-28.35%
- 40%	N/A	-29.00%	-38.35%
- 50%	N/A	-39.00%	-48.35%
- 60%	N/A	-49.00%	-58.35%
- 70%	N/A	-59.00%	-68.35%
- 80%	N/A	-69.00%	-78.35%
- 90%	N/A	-79.00%	-88.35%
- 100%	N/A	-89.00%	-98.35%

The Mosaic Company

According to publicly available information, The Mosaic Company (the “Company”) is a producer and marketer of concentrated phosphate and potash crop nutrients for the global agriculture industry. Through its broad product offering, the Company is a single source supplier of phosphate-, potash- and nitrogen-based crop nutrients and animal feed ingredients. The Company serves customers in approximately 45 countries. The Company has phosphate mining operations in Florida and phosphate production facilities in Florida and Louisiana; potash mines and production facilities in Saskatchewan, Canada, New Mexico and Michigan; strategic equity investments in phosphate and nitrogen production facilities in Brazil and Canada; and other production, blending or distribution operations or equity investments in nearly a dozen countries, including the top four nutrient consuming countries in the world.

The linked share’s SEC file number is 001-32327.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	N.A.	N.A.	N.A.
December 31, 2002	N.A.	N.A.	N.A.
March 31, 2003	N.A.	N.A.	N.A.
June 30, 2003	N.A.	N.A.	N.A.
September 30, 2003	N.A.	N.A.	N.A.
December 31, 2003	N.A.	N.A.	N.A.
March 31, 2004	N.A.	N.A.	N.A.
June 30, 2004	N.A.	N.A.	N.A.
September 30, 2004	N.A.	N.A.	N.A.
December 31, 2004	$18.58	$14.80	$16.32
March 31, 2005	$17.42	$14.60	$17.06
June 30, 2005	$17.16	$12.38	$15.56
September 30, 2005	$17.98	$15.11	$16.02
December 30, 2005	$15.62	$12.51	$14.63
March 31, 2006	$17.14	$13.78	$14.35
June 30, 2006	$17.28	$13.31	$15.65
September 29, 2006	$17.12	$14.03	$16.90
December 29, 2006	$23.54	$16.20	$21.36
March 30, 2007	$28.84	$19.49	$26.66
June 29, 2007	$40.96	$26.44	$39.02
September 30, 2007	$54.83	$32.50	$53.52
December 31, 2007	$97.60	$48.72	$94.34
March 31, 2008	$119.78	$71.00	$102.60
June 30, 2008	$163.22	$95.00	$144.70
July 28, 2008*	$146.92	$114.28	$122.66

*	High, low and closing prices are for the period starting July 1, 2008 and ending July 28, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MOS

Initial price: $122.66

Protection level: 60.00%

Protection price: $73.60

Physical delivery amount: 8 ($1,000/Initial price)

Fractional shares: 0.152617

Coupon: 16.50% per annum

Maturity: July 27, 2009

Dividend yield: 0.00% per annum

Coupon amount per monthly: $13.75

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	16.50%		100.00%
+ 90%	16.50%		90.00%
+ 80%	16.50%		80.00%
+ 70%	16.50%		70.00%
+ 60%	16.50%		60.00%
+ 50%	16.50%		50.00%
+ 40%	16.50%		40.00%
+ 30%	16.50%		30.00%
+ 20%	16.50%		20.00%
+ 10%	16.50%		10.00%
+ 5%	16.50%		5.00%

0%	16.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	16.50%	11.50%	-5.00%
- 10%	16.50%	6.50%	-10.00%
- 20%	16.50%	-3.50%	-20.00%
- 30%	16.50%	-13.50%	-30.00%
- 40%	16.50%	-23.50%	-40.00%
- 50%	N/A	-33.50%	-50.00%
- 60%	N/A	-43.50%	-60.00%
- 70%	N/A	-53.50%	-70.00%
- 80%	N/A	-63.50%	-80.00%
- 90%	N/A	-73.50%	-90.00%
- 100%	N/A	-83.50%	-100.00%

Merck & Co., Inc.

According to publicly available information, Merck & Co., Inc. (the “Company”) is a global research-driven pharmaceutical company that discovers, develops, manufactures and markets a broad range of innovative products to improve human and animal health. The Company’s operations are principally managed on a products basis and are comprised of two reportable segments: the Pharmaceutical segment and the Vaccines segment. The Pharmaceutical segment includes human health pharmaceutical products marketed either directly or through joint ventures. These products consist of therapeutic and preventive agents, sold by prescription, for the treatment of human disorders. The Company sells these human health pharmaceutical products primarily to drug wholesalers and retailers, hospitals, government agencies and managed health care providers such as health maintenance organizations, pharmacy benefit managers and other institutions. The Vaccines segment includes human health vaccine products marketed either directly or through a joint venture. These products consist of preventative pediatric, adolescent and adult vaccines, primarily administered at physician offices. The Company sells these human health vaccines primarily to physicians, wholesalers, physician distributors and government entities.

The linked share’s SEC file number is: 1-3305.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$51.11	$36.49	$43.26
December 31, 2002	$57.24	$41.03	$53.58
March 31, 2003	$57.01	$47.23	$51.85
June 30, 2003	$60.10	$51.20	$57.31
September 30, 2003	$59.33	$49.48	$50.62
December 31, 2003	$51.50	$40.59	$46.20
March 31, 2004	$49.33	$42.85	$44.19
June 30, 2004	$48.78	$44.28	$47.50
September 30, 2004	$47.73	$32.65	$33.00
December 31, 2004	$34.24	$25.60	$32.14
March 31, 2005	$32.61	$27.50	$32.37
June 30, 2005	$35.36	$30.40	$30.80
September 30, 2005	$32.34	$26.97	$27.21
December 30, 2005	$32.51	$25.50	$31.81
March 31, 2006	$36.65	$31.82	$35.23
June 30, 2006	$36.84	$32.75	$36.43
September 29, 2006	$42.50	$35.30	$41.90
December 29, 2006	$46.33	$41.24	$43.60
March 30, 2007	$46.55	$42.35	$44.17
June 29, 2007	$55.14	$44.52	$49.80
September 30, 2007	$53.73	$48.11	$51.69
December 31, 2007	$61.62	$51.44	$58.11
March 31, 2008	$61.18	$36.84	$37.95
June 30, 2008	$42.24	$34.49	$37.69
July 28, 2008*	$38.90	$31.15	$32.06

*	High, low and closing prices are for the period starting July 1, 2008 and ending July 28, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MRK

Initial price: $32.06

Protection level: 80.00%

Protection price: $25.65

Physical delivery amount: 31 ($1,000/Initial price)

Fractional shares: 0.191516

Coupon: 10.00% per annum

Maturity: July 27, 2009

Dividend yield: 4.74% per annum

Coupon amount per monthly: $8.33

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.00%		104.74%
+ 90%	10.00%		94.74%
+ 80%	10.00%		84.74%
+ 70%	10.00%		74.74%
+ 60%	10.00%		64.74%
+ 50%	10.00%		54.74%
+ 40%	10.00%		44.74%
+ 30%	10.00%		34.74%
+ 20%	10.00%		24.74%
+ 10%	10.00%		14.74%
+ 5%	10.00%		9.74%

0%	10.00%		4.74%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.00%	5.00%	-0.26%
- 10%	10.00%	0.00%	-5.26%
- 20%	10.00%	-10.00%	-15.26%
- 30%	N/A	-20.00%	-25.26%
- 40%	N/A	-30.00%	-35.26%
- 50%	N/A	-40.00%	-45.26%
- 60%	N/A	-50.00%	-55.26%
- 70%	N/A	-60.00%	-65.26%
- 80%	N/A	-70.00%	-75.26%
- 90%	N/A	-80.00%	-85.26%
- 100%	N/A	-90.00%	-95.26%

Marathon Oil Corporation

According to publicly available information, Marathon Oil Corporation (“the Company”) consists of three operating segments: 1) Exploration and Production– explores for, produces and markets crude oil and natural gas on a worldwide basis; 2) Refining, Marketing and Transportation– refines, markets and transports crude oil and petroleum products, primarily in the Midwest, the upper Great Plains and southeastern United States; and 3) Integrated Gas – markets and transports products manufactured from natural gas, such as liquefied natural gas and methanol, on a worldwide basis, and is developing other projects to link stranded natural gas resources with key demand areas. The Company conducts exploration, development and production activities in ten countries, with a focus on international growth while continuing to maintain its position in the United States.

The linked share’s SEC file number is 033-07065.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$13.60	$10.51	$11.34
December 31, 2002	$11.74	$9.41	$10.65
March 31, 2003	$12.15	$9.93	$11.99
June 30, 2003	$13.60	$11.24	$13.18
September 30, 2003	$14.74	$12.46	$14.25
December 31, 2003	$16.81	$14.30	$16.55
March 31, 2004	$18.16	$15.24	$16.84
June 30, 2004	$18.94	$16.00	$18.92
September 30, 2004	$20.80	$16.78	$20.64
December 31, 2004	$21.30	$18.02	$18.81
March 31, 2005	$24.65	$17.76	$23.46
June 30, 2005	$27.95	$21.75	$26.69
September 30, 2005	$36.33	$26.90	$34.47
December 30, 2005	$34.99	$27.71	$30.49
March 31, 2006	$39.68	$31.01	$38.09
June 30, 2006	$43.28	$34.70	$41.65
September 29, 2006	$46.64	$34.42	$38.45
December 29, 2006	$49.37	$35.34	$46.25
March 30, 2007	$51.74	$41.50	$49.42
June 29, 2007	$67.04	$49.45	$59.96
September 30, 2007	$65.21	$46.97	$57.02
December 31, 2007	$63.07	$51.99	$60.86
March 31, 2008	$63.22	$43.30	$45.60
June 30, 2008	$55.75	$44.59	$51.87
July 28, 2008*	$53.97	$41.14	$42.36

*	High, low and closing prices are for the period starting July 1, 2008 and ending July 28, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MRO

Initial price: $42.36

Protection level: 70.00%

Protection price: $29.65

Physical delivery amount: 23 ($1,000/Initial price)

Fractional shares: 0.607177

Coupon: 12.00% per annum

Maturity: July 27, 2009

Dividend yield: 2.27% per annum

Coupon amount per monthly: $10.00

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	12.00%		102.27%
+ 90%	12.00%		92.27%
+ 80%	12.00%		82.27%
+ 70%	12.00%		72.27%
+ 60%	12.00%		62.27%
+ 50%	12.00%		52.27%
+ 40%	12.00%		42.27%
+ 30%	12.00%		32.27%
+ 20%	12.00%		22.27%
+ 10%	12.00%		12.27%
+ 5%	12.00%		7.27%

0%	12.00%		2.27%

	Protection Price Ever Breached?
	NO	YES
- 5%	12.00%	7.00%	-2.73%
- 10%	12.00%	2.00%	-7.73%
- 20%	12.00%	-8.00%	-17.73%
- 30%	12.00%	-18.00%	-27.73%
- 40%	N/A	-28.00%	-37.73%
- 50%	N/A	-38.00%	-47.73%
- 60%	N/A	-48.00%	-57.73%
- 70%	N/A	-58.00%	-67.73%
- 80%	N/A	-68.00%	-77.73%
- 90%	N/A	-78.00%	-87.73%
- 100%	N/A	-88.00%	-97.73%

Potash Corporation of Saskatchewan Inc.

According to publicly available information, Potash Corporation of Saskatchewan Inc. (the “Company”) is an integrated fertilizer and related industrial and feed products company. The Company is the largest producer of potash worldwide by capacity. Its potash is produced from six mines in Saskatchewan and one mine in New Brunswick. Of these mines, the Company own and operate five in Saskatchewan and the one in New Brunswick. The Company produces potash using both conventional and solution mining methods. In conventional operations, shafts are sunk to the ore body and mining machines cut out the ore, which is lifted to the surface for processing. In solution mining, the potash is dissolved in warm brine and pumped to the surface for processing. Approximately 11 grades of potash are produced to suit different preferences of the various markets.

The Company is a corporation organized under the laws of Canada.

The linked share’s SEC file number is 001-10351.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$11.08	$8.28	$10.37
December 31, 2002	$11.53	$10.05	$10.60
March 31, 2003	$11.06	$9.16	$10.30
June 30, 2003	$10.91	$9.94	$10.67
September 30, 2003	$12.26	$10.28	$11.76
December 31, 2003	$14.54	$11.75	$14.41
March 31, 2004	$14.92	$12.72	$13.86
June 30, 2004	$16.17	$13.15	$16.15
September 30, 2004	$21.42	$15.26	$21.39
December 31, 2004	$28.00	$20.22	$27.69
March 31, 2005	$30.67	$24.31	$29.17
June 30, 2005	$35.56	$26.50	$31.86
September 30, 2005	$38.38	$30.95	$31.11
December 30, 2005	$31.11	$24.26	$26.74
March 31, 2006	$33.03	$26.21	$29.36
June 30, 2006	$35.46	$26.29	$28.66
September 29, 2006	$35.49	$27.34	$34.73
December 29, 2006	$49.06	$33.83	$47.83
March 30, 2007	$56.35	$44.05	$53.31
June 29, 2007	$80.85	$52.82	$77.97
September 30, 2007	$109.38	$71.50	$105.70
December 31, 2007	$151.80	$97.62	$143.96
March 31, 2008	$166.40	$105.52	$155.21
June 30, 2008	$241.62	$150.46	$228.57
July 28, 2008*	$229.95	$186.98	$198.65

*	High, low and closing prices are for the period starting July 1, 2008 and ending July 28, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: POT

Initial price: $198.65

Protection level: 70.00%

Protection price: $139.06

Physical delivery amount: 5 ($1,000/Initial price)

Fractional shares: 0.033979

Coupon: 16.25% per annum

Maturity: July 27, 2009

Dividend yield: 0.20% per annum

Coupon amount per monthly: $13.54

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	16.25%		100.20%
+ 90%	16.25%		90.20%
+ 80%	16.25%		80.20%
+ 70%	16.25%		70.20%
+ 60%	16.25%		60.20%
+ 50%	16.25%		50.20%
+ 40%	16.25%		40.20%
+ 30%	16.25%		30.20%
+ 20%	16.25%		20.20%
+ 10%	16.25%		10.20%
+ 5%	16.25%		5.20%

0%	16.25%		0.20%

	Protection Price Ever Breached?
	NO	YES
- 5%	16.25%	11.25%	-4.80%
- 10%	16.25%	6.25%	-9.80%
- 20%	16.25%	-3.75%	-19.80%
- 30%	16.25%	-13.75%	-29.80%
- 40%	N/A	-23.75%	-39.80%
- 50%	N/A	-33.75%	-49.80%
- 60%	N/A	-43.75%	-59.80%
- 70%	N/A	-53.75%	-69.80%
- 80%	N/A	-63.75%	-79.80%
- 90%	N/A	-73.75%	-89.80%
- 100%	N/A	-83.75%	-99.80%

Sprint Nextel Corporation

According to publicly available information, Sprint Nextel Corporation (the “Company”) incorporated in 1938 under the laws of Kansas, is mainly a holding company, with its operations primarily conducted by its subsidiaries. The Company is a global communications company offering a comprehensive range of wireless and wireline communications products and services that are designed to meet the needs of individual consumers, businesses and government customers.

The Company, together with three third party affiliates, or PCS Affiliates, offer digital wireless service in all 50 states, Puerto Rico and the U.S. Virgin Islands under the Sprint® brand name utilizing wireless code division multiple access, or CDMA, technology. The Company offer digital wireless services under the Nextel® brand name using integrated Digital Enhanced Network, or iDEN®, technology. The Company also offers wireless services, including Boost Mobile® prepaid wireless service on iDEN network and Boost Unlimited, a local calling prepaid service on our CDMA network.

The linked share’s SEC file number is 001-04721.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$11.93	$6.03	$8.27
December 31, 2002	$13.97	$7.22	$13.13
March 31, 2003	$15.20	$10.03	$10.66
June 30, 2003	$13.70	$9.27	$13.06
September 30, 2003	$14.69	$12.29	$13.70
December 31, 2003	$14.96	$13.36	$14.89
March 31, 2004	$17.69	$14.74	$16.72
June 30, 2004	$18.12	$15.27	$15.96
September 30, 2004	$18.63	$15.51	$18.26
December 31, 2004	$23.19	$18.00	$22.54
March 31, 2005	$22.82	$19.77	$20.64
June 30, 2005	$23.11	$19.57	$22.76
September 30, 2005	$24.65	$21.09	$21.57
December 30, 2005	$23.42	$20.09	$21.19
March 31, 2006	$23.80	$20.39	$23.44
June 30, 2006	$24.39	$19.38	$19.99
September 29, 2006	$20.77	$15.96	$17.15
December 29, 2006	$20.62	$16.76	$18.89
March 30, 2007	$20.42	$16.93	$18.96
June 29, 2007	$23.42	$18.89	$20.71
September 30, 2007	$22.63	$17.24	$19.00
December 31, 2007	$19.70	$12.96	$13.13
March 31, 2008	$13.16	$5.49	$6.69
June 30, 2008	$9.94	$6.27	$9.50
July 28, 2008*	$9.69	$7.86	$8.46

*	High, low and closing prices are for the period starting July 1, 2008 and ending July 28, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: S

Initial price: $8.46

Protection level: 60.00%

Protection price: $5.08

Physical delivery amount: 118 ($1,000/Initial price)

Fractional shares: 0.203310

Coupon: 13.00% per annum

Maturity: July 27, 2009

Dividend yield: 0.59% per annum

Coupon amount per monthly: $10.83

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	13.00%		100.59%
+ 90%	13.00%		90.59%
+ 80%	13.00%		80.59%
+ 70%	13.00%		70.59%
+ 60%	13.00%		60.59%
+ 50%	13.00%		50.59%
+ 40%	13.00%		40.59%
+ 30%	13.00%		30.59%
+ 20%	13.00%		20.59%
+ 10%	13.00%		10.59%
+ 5%	13.00%		5.59%

0%	13.00%		0.59%

	Protection Price Ever Breached?
	NO	YES
- 5%	13.00%	8.00%	-4.41%
- 10%	13.00%	3.00%	-9.41%
- 20%	13.00%	-7.00%	-19.41%
- 30%	13.00%	-17.00%	-29.41%
- 40%	13.00%	-27.00%	-39.41%
- 50%	N/A	-37.00%	-49.41%
- 60%	N/A	-47.00%	-59.41%
- 70%	N/A	-57.00%	-69.41%
- 80%	N/A	-67.00%	-79.41%
- 90%	N/A	-77.00%	-89.41%
- 100%	N/A	-87.00%	-99.41%

The Charles Schwab Corporation

According to publicly available information, The Charles Schwab Corporation (the “Company”), headquartered in San Francisco, California, was incorporated in 1986 and engages, through its subsidiaries, in securities brokerage, banking, and related financial services. At December 31, 2007, the Company had $1.446 trillion in client assets, 7.0 million active brokerage accounts, 1.2 million corporate retirement plan participants, and 262,000 banking accounts. Certain subsidiaries of the Company include: (1) Charles Schwab & Co., Inc., incorporated in 1971, which is a securities broker-dealer with 308 domestic branch offices in 45 states, as well as a branch in each of the Commonwealth of Puerto Rico and London, United Kingdom; (2) Charles Schwab Bank, N.A., which is a retail bank located in Reno, Nevada; (3) Charles Schwab Investment Management, Inc., which is the investment advisor for Schwab’s proprietary mutual funds; and (4) CyberTrader, Inc., located in Austin, Texas, which is an electronic trading technology and brokerage firm providing services to highly active, online traders.

The linked share’s SEC file number is 1-9700.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	N.A.	N.A.	N.A.
December 31, 2002	N.A.	N.A.	N.A.
March 31, 2003	N.A.	N.A.	N.A.
June 30, 2003	N.A.	N.A.	N.A.
September 30, 2003	N.A.	N.A.	N.A.
December 31, 2003	N.A.	N.A.	N.A.
March 31, 2004	N.A.	N.A.	N.A.
June 30, 2004	N.A.	N.A.	N.A.
September 30, 2004	N.A.	N.A.	N.A.
December 31, 2004	N.A.	N.A.	N.A.
March 31, 2005	N.A.	N.A.	N.A.
June 30, 2005	N.A.	N.A.	N.A.
September 30, 2005	N.A.	N.A.	N.A.
December 30, 2005	$15.23	$14.56	$14.67
March 31, 2006	$18.26	$14.00	$17.21
June 30, 2006	$18.53	$14.22	$15.98
September 29, 2006	$18.00	$14.00	$17.90
December 29, 2006	$19.49	$16.34	$19.34
March 30, 2007	$20.86	$17.52	$18.29
June 29, 2007	$23.02	$18.22	$20.52
September 30, 2007	$22.68	$17.41	$21.60
December 31, 2007	$25.72	$21.17	$25.55
March 31, 2008	$25.69	$17.86	$18.83
June 30, 2008	$23.25	$18.10	$20.54
July 28, 2008*	$23.52	$18.04	$21.37

*	High, low and closing prices are for the period starting July 1, 2008 and ending July 28, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SCHW

Initial price: $21.37

Protection level: 75.00%

Protection price: $16.03

Physical delivery amount: 46 ($1,000/Initial price)

Fractional shares: 0.794572

Coupon: 11.25% per annum

Maturity: July 27, 2009

Dividend yield: 0.70% per annum

Coupon amount per monthly: $9.38

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	11.25%		100.70%
+ 90%	11.25%		90.70%
+ 80%	11.25%		80.70%
+ 70%	11.25%		70.70%
+ 60%	11.25%		60.70%
+ 50%	11.25%		50.70%
+ 40%	11.25%		40.70%
+ 30%	11.25%		30.70%
+ 20%	11.25%		20.70%
+ 10%	11.25%		10.70%
+ 5%	11.25%		5.70%

0%	11.25%		0.70%

	Protection Price Ever Breached?
	NO	YES
- 5%	11.25%	6.25%	-4.30%
- 10%	11.25%	1.25%	-9.30%
- 20%	11.25%	-8.75%	-19.30%
- 30%	N/A	-18.75%	-29.30%
- 40%	N/A	-28.75%	-39.30%
- 50%	N/A	-38.75%	-49.30%
- 60%	N/A	-48.75%	-59.30%
- 70%	N/A	-58.75%	-69.30%
- 80%	N/A	-68.75%	-79.30%
- 90%	N/A	-78.75%	-89.30%
- 100%	N/A	-88.75%	-99.30%

Superior Energy Services, Inc.

According to publicly available information, Superior Energy Services, Inc. (the “Company”) is a provider of specialized oilfield services and equipment. The Company focuses on serving the drilling-related needs of oil and gas companies primarily through its rental tools segment, and the production-related needs of oil and gas companies through its well intervention, rental tools and marine segments. The Company also owns and operates mature oil and gas properties in the Gulf of Mexico.

The Company provides well intervention services that stimulate oil and gas production. The Company’s well intervention services include coiled tubing, electric line, pumping and stimulation, gas lift, well control, snubbing, recompletion, engineering and well evaluation, offshore oil and gas cleaning, decommissioning, plug and abandonment and mechanical wireline.

The linked share’s SEC file number is 333-22603.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$10.10	$5.95	$6.50
December 31, 2002	$9.03	$5.97	$8.20
March 31, 2003	$9.71	$6.82	$8.55
June 30, 2003	$11.65	$8.30	$9.48
September 30, 2003	$10.97	$8.40	$9.80
December 31, 2003	$10.25	$8.27	$9.40
March 31, 2004	$10.95	$8.98	$10.08
June 30, 2004	$11.30	$8.65	$10.05
September 30, 2004	$12.93	$9.98	$12.92
December 31, 2004	$15.73	$11.95	$15.41
March 31, 2005	$19.75	$14.81	$17.20
June 30, 2005	$18.46	$13.71	$17.80
September 30, 2005	$24.10	$17.64	$23.09
December 30, 2005	$23.97	$17.33	$21.05
March 31, 2006	$27.61	$21.30	$26.79
June 30, 2006	$35.87	$26.21	$33.90
September 29, 2006	$35.70	$21.44	$26.26
December 29, 2006	$36.48	$24.04	$32.68
March 30, 2007	$35.65	$28.21	$34.47
June 29, 2007	$41.78	$34.36	$39.92
September 30, 2007	$41.90	$34.57	$35.44
December 31, 2007	$37.95	$31.59	$34.42
March 31, 2008	$45.87	$33.81	$39.62
June 30, 2008	$57.75	$38.70	$55.14
July 28, 2008*	$55.08	$46.51	$48.25

*	High, low and closing prices are for the period starting July 1, 2008 and ending July 28, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SPN

Initial price: $48.25

Protection level: 70.00%

Protection price: $33.78

Physical delivery amount: 20 ($1,000/Initial price)

Fractional shares: 0.725389

Coupon: 10.75% per annum

Maturity: July 27, 2009

Dividend yield: 0.00% per annum

Coupon amount per monthly: $8.96

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.75%		100.00%
+ 90%	10.75%		90.00%
+ 80%	10.75%		80.00%
+ 70%	10.75%		70.00%
+ 60%	10.75%		60.00%
+ 50%	10.75%		50.00%
+ 40%	10.75%		40.00%
+ 30%	10.75%		30.00%
+ 20%	10.75%		20.00%
+ 10%	10.75%		10.00%
+ 5%	10.75%		5.00%

0%	10.75%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.75%	5.75%	-5.00%
- 10%	10.75%	0.75%	-10.00%
- 20%	10.75%	-9.25%	-20.00%
- 30%	10.75%	-19.25%	-30.00%
- 40%	N/A	-29.25%	-40.00%
- 50%	N/A	-39.25%	-50.00%
- 60%	N/A	-49.25%	-60.00%
- 70%	N/A	-59.25%	-70.00%
- 80%	N/A	-69.25%	-80.00%
- 90%	N/A	-79.25%	-90.00%
- 100%	N/A	-89.25%	-100.00%

Suntech Power Holdings Co., Ltd

According to publicly available information, Suntech Power Holdings Co., Ltd. (the “Company”) is one of the leading solar energy companies in the world as measured by production output in 2006. Since the Company commenced business commenced business in May 2002, it has grown rapidly to become the world’s fourth largest manufacturer of photovoltaic, or PV, cells in 2006, based on production output, according to the March 2007 issue of Photon International, a magazine covering the international PV industry. The Company sells its products in various key solar energy markets worldwide including Germany, Spain, the United States, China, Japan, Italy and South Korea.

The linked share’s SEC file number is: 001-32689.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	N.A.	N.A.	N.A.
December 31, 2002	N.A.	N.A.	N.A.
March 31, 2003	N.A.	N.A.	N.A.
June 30, 2003	N.A.	N.A.	N.A.
September 30, 2003	N.A.	N.A.	N.A.
December 31, 2003	N.A.	N.A.	N.A.
March 31, 2004	N.A.	N.A.	N.A.
June 30, 2004	N.A.	N.A.	N.A.
September 30, 2004	N.A.	N.A.	N.A.
December 31, 2004	N.A.	N.A.	N.A.
March 31, 2005	N.A.	N.A.	N.A.
June 30, 2005	N.A.	N.A.	N.A.
September 30, 2005	N.A.	N.A.	N.A.
December 30, 2005	$28.20	$19.03	$27.25
March 31, 2006	$45.86	$25.50	$36.99
June 30, 2006	$41.48	$21.50	$28.25
September 29, 2006	$32.70	$21.60	$25.83
December 29, 2006	$34.94	$23.15	$34.01
March 30, 2007	$40.40	$31.62	$34.61
June 29, 2007	$39.58	$31.41	$36.47
September 30, 2007	$44.94	$31.81	$39.90
December 31, 2007	$88.62	$37.52	$82.32
March 31, 2008	$90.00	$28.21	$40.56
June 30, 2008	$51.62	$35.80	$37.46
July 28, 2008*	$38.03	$31.57	$32.71

*	High, low and closing prices are for the period starting July 1, 2008 and ending July 28, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: STP

Initial price: $32.71

Protection level: 60.00%

Protection price: $19.63

Physical delivery amount: 30 ($1,000/Initial price)

Fractional shares: 0.571691

Coupon: 20.00% per annum

Maturity: July 27, 2009

Dividend yield: 0.00% per annum

Coupon amount per monthly: $16.67

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	20.00%		100.00%
+ 90%	20.00%		90.00%
+ 80%	20.00%		80.00%
+ 70%	20.00%		70.00%
+ 60%	20.00%		60.00%
+ 50%	20.00%		50.00%
+ 40%	20.00%		40.00%
+ 30%	20.00%		30.00%
+ 20%	20.00%		20.00%
+ 10%	20.00%		10.00%
+ 5%	20.00%		5.00%

0%	20.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	20.00%	15.00%	-5.00%
- 10%	20.00%	10.00%	-10.00%
- 20%	20.00%	0.00%	-20.00%
- 30%	20.00%	-10.00%	-30.00%
- 40%	20.00%	-20.00%	-40.00%
- 50%	N/A	-30.00%	-50.00%
- 60%	N/A	-40.00%	-60.00%
- 70%	N/A	-50.00%	-70.00%
- 80%	N/A	-60.00%	-80.00%
- 90%	N/A	-70.00%	-90.00%
- 100%	N/A	-80.00%	-100.00%